Exhibit (a)(1)(A)

DOLBY LABORATORIES, INC.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS

FOR RESTRICTED STOCK UNITS

This document constitutes part of the prospectus relating to the 2005 Stock Plan, as amended covering securities that have been registered under the Securities Act of 1933, as amended.

July 16, 2012

DOLBY LABORATORIES, INC.

Offer to Exchange Certain Outstanding Options for Restricted Stock Units

This offer and withdrawal rights will expire at 9:00 p.m., Pacific Time,

on August 10, 2012 unless we extend the expiration date.

By this offer, Dolby Laboratories, Inc. (collectively referred to as “Dolby,” the “Company,” “we,” “our” or “us”) is giving eligible option holders who are providing service to Dolby and its subsidiaries (the “Dolby Group”) the opportunity to exchange some or all of their outstanding options granted under the 2005 Stock Plan, as amended, with an exercise price greater than $45.83 per share (which approximates the 52-week high of our per share stock price as of the start of this offer) that were granted before July 16, 2011, whether vested or unvested, for restricted stock units. Restricted stock units are a promise by Dolby to issue shares of our Class A common stock in the future provided the vesting criteria are satisfied.

You are an eligible option holder if you are an employee or service provider of the Dolby Group who works in the U.S., Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates or the United Kingdom (the “eligible countries”) as of the start of the offer and through the expiration of the offer and the restricted stock unit grant date, or if you are an employee or service provider of the Dolby Group who, as of the start of the offer, has received written notification from the Dolby Group that your work location may be transferred and you are in fact working in an eligible country through the expiration of the offer and the restricted stock unit grant date.

If you participate in the offer, the number of restricted stock units you receive will depend on the exercise price of the eligible options that you elect to exchange.

We will grant restricted stock units following the expiration of the offer but on the same U.S. calendar day on which we cancel the exchanged options (the “restricted stock unit grant date”). We expect the exchange offer expiration date and the restricted stock unit grant date to be August 10, 2012. If the expiration date is extended, the restricted stock unit grant date similarly will be delayed. The restricted stock units will be granted under the terms of the Company’s 2005 Stock Plan, as amended.

The restricted stock units will have a new vesting schedule, determined on a grant-by-grant basis, which will vary based on the extent to which the surrendered option grants are vested at the start of the offer. In addition, the restricted stock units granted to the CEO and his executive direct reports will be subject to an extended vesting schedule. The new vesting schedules of the restricted stock units are detailed in Section 9 of this Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). Vesting of the restricted stock units is conditioned upon your continued service with the Dolby Group through each applicable vesting date.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “DLB.” On July 11, 2012, the closing price of our common stock was $38.27 per share. You should evaluate the risks related to our business, our common stock, and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 20 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you choose to participate in the offer, you must submit your election via the offer website at the website address: www.Corp-action.net/Dolby (except with respect to eligible option holders in France) on or before 9:00 p.m., Pacific Time, on August 10, 2012. Alternatively, you may send your completed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) to Computershare (the specialized provider of employee equity plan services that we have engaged to assist with the implementation of the offer) at the following address:

Computershare Shareowner Services LLC

Corporate Action Department – 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310 U.S.A.

If you submit your completed election form via U.S. mail (or other post) or Federal Express (or similar delivery service), Computershare must receive the completed election form on or before 9:00 p.m., Pacific Time, on August 10, 2012.

Due to French legal requirements, eligible option holders in France must submit elections only by mail or delivery service. Dolby will reimburse eligible option holders in France for their costs to send their election or withdrawal forms via overnight delivery service. Please contact Computershare for further information.

The delivery of all documents, including elections and withdrawals, is at your own risk. Only responses that are complete and actually received by Computershare by the deadline will be accepted. In all cases, you should allow sufficient time to ensure timely delivery. Computershare intends to confirm the receipt of your election and/or any withdrawal via an e-mail generated from the offer website within two (2) U.S. business days if your election or withdrawal was received by Computershare via U.S. mail (or other post) or Federal Express (or similar delivery service). Please note that if you submit an election form or withdrawal form via mail or delivery service within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent Computershare from providing a confirmation by e-mail prior to the expiration of the offer. Confirmation statements for submissions through the offer website may be obtained by printing the “Election Confirmation” page after submitting your election or withdrawal; you should print and save a copy of the confirmation for your records. If you have not received a confirmation, it is your responsibility to confirm that Computershare has received your election and/or any withdrawal. Responses submitted by any other means, including hand delivery, interoffice delivery, fax, or e-mail are not permitted.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or local securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time.

Offer to Exchange dated July 16, 2012

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the restricted stock units in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of options in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should read carefully this entire Offer to Exchange, the accompanying e-mails from Andrew Dahlkemper, our Senior Vice President, Human Resources, dated July 16, 2012 and dolbyoptionexchange@dolby.com, dated July 16, 2012, and the election and withdrawal forms together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

The following are some terms that are frequently used in this Offer to Exchange.

Terms Used in This Offer to Exchange

•	“52-week high” refers to the highest trading price of our common stock for the 52 weeks preceding the start of this offer.

•

“cancellation date” refers to the same U.S. calendar day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be August 10, 2012. If the expiration date is extended, then the cancellation date similarly will be delayed.

•	“common stock” refers to Dolby Laboratories, Inc. Class A common stock.

•	“Computershare” refers to Computershare Shareowner Services LLC, a specialized provider of employee equity plan services that Dolby has engaged to assist with the implementation of the offer.

•	“Dolby” refers to Dolby Laboratories, Inc.

•	“Dolby Group” refers to Dolby and its subsidiaries.

•

“eligible countries” refers to the United States, Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates, and the United Kingdom.

•	“eligible option grant” refers to all of the eligible options issued by Dolby to an individual that are part of the same grant and subject to the same option agreement.

•

“eligible option holder” refers to an employee or service provider of the Dolby Group (including our executive officers) that works in the U.S., Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates or the United Kingdom as of the start of the offer and remains an employee or service provider of the Dolby Group in one of the foregoing countries through the expiration of the offer and the restricted stock unit grant date, or an employee or service provider of the Dolby Group who, as of the start of the offer, has received written notification from the Dolby Group that his or her work location may be transferred and he or she is in fact working in an eligible country through the expiration of the offer and the restricted stock unit grant date, and in either event holds eligible options. The non-employee members of our board of directors and employees or service providers of the Dolby Group that do not work in one of the eligible countries as of the restricted stock unit grant date are not eligible option holders and may not participate in the offer.

•

“eligible options” refers to options to purchase shares of Dolby’s common stock that were granted under the Plan and have an exercise price greater than $45.83 per share (which approximates the 52-week high of our per share stock price as of the start of this offer) that were granted before July 16, 2011, and remain outstanding and unexercised as of the expiration date. However, options will not be eligible options (and any election with regard to such options will be disregarded) if, on the expiration date of the offer, the exercise price of the option is equal to or less than the closing price of Dolby’s common stock on the expiration date.

•	“exchanged options” refers to all options that you exchange pursuant to this offer.

•	“executive officers” refers to those officers of Dolby listed on Schedule A to this Offer to Exchange.

•

“expiration date” refers to the date that this offer expires. We expect that the expiration date will be August 10, 2012, at 9:00 p.m., Pacific Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•

“offer period” or “offering period” refers to the period from the commencement of this offer to the expiration date. This period will commence on July 16, 2012, and we expect it to end at 9:00 p.m., Pacific Time, on August 10, 2012.

•	“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Options for Restricted Stock Units.

•	“options” refers to stock options to purchase shares of Dolby’s common stock.

•

“option exchange analysis tool” refers to a tool prepared by Computershare which allows eligible option holders to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or restricted stock units. The option exchange analysis tool is available on the offer website at the website address: www.Corp-action.net/Dolby. The option exchange analysis tool does not calculate the actual or future value of eligible options or restricted stock units, as the values generated by the tool depends on your estimate of the future value of our stock and does not take into account all relevant factors that may affect the actual value of your eligible options or restricted stock units, such as taxes, vesting, etc. Further, the future value of our common stock is unknown, indeterminable and cannot be predicted with certainty. Note that the option exchange analysis tool is being provided to you solely for your convenience, for purposes of providing limited mathematical simulations of the potential value that could be received from exchanging your eligible options for the grant of the restricted stock units. The option exchange analysis tool does not take into account all of the factors that you should consider in deciding whether to participate in the offer. The option exchange analysis tool is only an aid and does not in any way change or supplement the terms of the Offer to Exchange, nor does it constitute a recommendation as to whether you should or should not participate in the offer.

•	“Plan” refers to our 2005 Stock Plan, as amended.

•

“restricted stock unit grant date” refers to the date that is the same U.S. calendar date as the expiration date and the cancellation date. This is the date when restricted stock units will be granted. We expect that the restricted stock unit grant date will be August 10, 2012. If the expiration date is extended, then the restricted stock unit grant date similarly will be delayed.

•

“restricted stock units” refers to the restricted stock units issued pursuant to this offer that replace your exchanged options. Restricted stock units are promises by Dolby to issue shares of its common stock in the future provided the vesting criteria are satisfied. Restricted stock units granted in connection with this offer will be granted on the restricted stock unit grant date pursuant to the Plan and subject to the terms and conditions of a restricted stock unit agreement (and any country-specific appendix, if applicable) between you and the Company.

Q1.	What is the offer?

A1.

This offer is a one-time voluntary opportunity for eligible option holders to exchange certain underwater options for a lesser number of restricted stock units, subject to a new vesting schedule. Outstanding options with an exercise price greater than $45.83 per share (which approximates the 52-week high of our per share stock price as of the start of this offer) that were granted under the Plan and granted before July 16, 2011 are eligible for this offer. However, options will not be eligible options (and any election with regard to such options will be disregarded) if, on the expiration date of the offer, the exercise price of the option is equal to or less than the closing price of Dolby’s common stock on the expiration date.

Q2.	Why is Dolby making this offer?

A2.

We are making this offer to restore the intended retention and incentive value of certain of our equity awards and better align the interests of our option holders and stockholders to promote long-term stockholder value. We issued the currently outstanding options to attract and retain the best available talent and to provide additional incentives to employees of Dolby and our subsidiaries. Despite our continued revenue growth and profitability in fiscal 2011, the market price of our stock declined significantly and a significant number of our outstanding options have exercise prices that are higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible option holders with the opportunity to receive restricted stock units that have a greater retention value because such restricted stock units have immediate intrinsic value and are more certain to provide a return than the underwater options. (See Section 3; Purposes of the offer)

Q3.	What is a stock option?

A3.

A stock option is the right to purchase shares of stock in the future at a fixed price. You earn this right over time, known as vesting. The fixed purchase price, or “exercise” price, is typically equal to the closing stock price of a share of our common stock on the date the option is granted. Due to subsequent stock price fluctuations, at any given time following the grant of the option, the stock price may be greater than, equal to, or less than the exercise price of the option. When the stock price is greater than the exercise price of the option (otherwise known as an option being “in-the-money”), the option holder receives value from exercising the option (i.e., purchasing the shares at the fixed exercise price), because he or she is able to buy the shares of stock at less than its current market price. The holder of an option to purchase stock at an exercise price that is greater than the current stock price (otherwise known as an option being “out-of-the-money” or “underwater”) generally would not exercise the stock option because he or she would have to pay more than the current market price to buy the shares associated with the option. The eligible options available for exchange under this offer are currently “underwater” and have been for some time.

Q4.	What is a restricted stock unit (RSU)?

A4.

Restricted stock units, or RSUs, are the right to receive shares of common stock in the future. As with stock options, you earn this right over time, provided vesting criteria and other relevant terms and conditions are satisfied. However, unlike stock options, RSUs do not have an exercise price. The value of a RSU is equal to the value of a share of stock, as opposed to a stock option where the value of an option reflects the difference between the exercise price and the market price of a share of stock. Although the intrinsic value of a RSU goes up and down with the stock price, a RSU can never be “underwater”. RSUs granted in connection with this offer will be granted on the expiration date of the offer and subject to the terms and conditions of the associated RSU award agreement (and any country-specific appendix, if applicable) between you and Dolby.

Q5.	Who may participate in this offer?

A5.	You may participate in this offer if you hold eligible options and are:

•

an employee or service provider of the Dolby Group (including our executive officers) that works in the U.S., Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates or the United Kingdom as of the start of the offer and remains an employee or service provider of the Dolby Group in one of the foregoing countries through the expiration of the offer and the restricted stock unit grant date; or

•

an employee or service provider of the Dolby Group who, as of the start of the offer, has received written notification from the Dolby Group that his or her work location may be transferred and he or she is in fact working in an eligible country through the expiration of the offer and the restricted stock unit grant date.

The non-employee members of our board of directors may not participate in the offer. (See Section 1; Eligibility)

Q6.	Are all countries eligible?

A6.

No. Only eligible option holders who work in the U.S., Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates or the United Kingdom as of the start of the offer and remain an employee or service provider of the Dolby Group in one of the foregoing countries through the expiration of the offer and the restricted stock unit grant, or eligible option holders who, as of the start of the offer, have received written notice from the Dolby Group that their work location may be transferred and are in fact working in one of the above countries as of the expiration of the offer and the restricted stock unit grant date may participate. Employees or service providers in Australia or Canada (where we determined the option exchange would have adverse tax and/or regulatory implications) are not eligible to participate. (See Section 1; Eligibility)

Q7.	Which of my options are eligible?

A7.

Your eligible options are those options to purchase shares of common stock of Dolby that were granted under the Plan, have an exercise price greater than $45.83 per share, were granted before July 16, 2011, and remain outstanding and unexercised as of the expiration date, currently expected to be August 10, 2012. However, your options will not be eligible options (and any election with regard to such options will be disregarded) if, on the expiration date of the offer, the exercise price of the option is equal to or less than the closing price of Dolby’s common stock on the expiration date. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to the offer website at the website address: www.Corp-action.net/Dolby which lists your eligible option grants, the grant date of your eligible options, the number of vested and unvested shares subject to your eligible option grants, the exercise price of your eligible options, the applicable exchange ratio, the number of restricted stock units you will receive if you exchange your eligible options for restricted stock units pursuant to the terms of the offer, and the vesting schedule of your restricted stock units if you participate in the offer. (See Section 2; Number of awards; expiration date)

Q8.	How do I participate in this offer?

A8.

You may elect to participate in two ways: (i) through the offer website (except with respect to eligible option holders in France), or (ii) by sending your election form via U.S. mail (or other post) or Federal Express (or similar delivery service) (required for eligible option holders in France). Eligible option holders who currently work in the Netherlands or who worked in the Netherlands between the grant date and the vesting date(s) of the eligible options (even if they no longer reside in the Netherlands) also must consent to the terms of a tax ruling (confirming the tax neutral aspects of the transaction) from the Dutch tax authorities concerning the tax treatment of the options and the restricted stock units by following the instructions on the offer website.

Electing Through the Offer Website (Other than Eligible Option Holders in France):

1. To access the offer website, go to www.Corp-action.net/Dolby. On the welcome page of the website, you may access various documents that provide further details about the offer. Select the “Continue” button to log in to the site.

2. To log in to the site, enter your Dolby e-mail address and your 9-digit Personal Identification Number (PIN) that you received in the e-mail from dolbyoptionexchange@dolby.com on July 16, 2012 and select the “Continue” button. If you do not know your PIN, you may select the “Forgot Your PIN” link or contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.).

3. You will be directed to the Stock Option Exchange Election Form where you can view your eligible options and access the option exchange analysis tool, which will enable you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or restricted stock units.

4. To make your election, indicate the eligible options that you would like to exchange by selecting “Exchange” or “Do Not Exchange” next to the eligible option grants.

5. Click on the “Submit” button to finalize your elections.

6. After you submit your election, you will be directed to the “Election Confirmation” page. Print and save a copy of the confirmation for your records.

Your election must be received by Computershare on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 10, 2012.

Electing via Mail or Delivery Service (Must be used by Eligible Option Holders in France):

If you choose not to utilize the offer website acceptance process (or if you are an eligible option holder in France), you may submit your election by sending your completed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) to the address provided below. You do not need to submit an election by mail or delivery service if you accept the offer via the offer website. To send your election by mail or delivery service, you must do the following on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be August 10, 2012:

1. Properly complete and sign the attached election form.

2. Send the completed and signed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) to:

Computershare Shareowner Services LLC

Corporate Action Department – 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310 U.S.A.

If you submit your completed election form via U.S. mail (or other post) or Federal Express (or similar delivery service), Computershare must receive the completed election form on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be August 10, 2012.

Due to French legal requirements, eligible option holders in France must submit elections and withdrawals only by mail or delivery service. Dolby will reimburse eligible option holders in France for their costs to send their election forms via overnight delivery service. Please contact Computershare for further information.

Elections by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website and may be submitted only by mail or delivery service. Please see the election form for further details.

The delivery of all documents, including elections and withdrawals, is at your risk. Only responses that are complete and actually received by the deadline will be accepted. In all cases, you should allow sufficient time to ensure timely delivery. Computershare intends to confirm the receipt of your election and/or any withdrawal via an e-mail generated from the offer website within two (2) U.S. business days if your election or withdrawal was received by Computershare via U.S. mail (or other post) or Federal Express (or similar delivery service). Please note that if you submit an election or withdrawal form via mail or delivery service within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent Computershare from providing a confirmation by e-mail prior to the expiration of the offer. Confirmation statements for submissions through the offer website may be obtained by printing the “Election Confirmation” page after submitting your election or withdrawal; you should print and save a copy of the confirmation for your records. If you have not received a confirmation, it is your responsibility to confirm that Computershare has received your election and/or any withdrawal. Responses submitted by any other means, including hand delivery, interoffice delivery, fax, or e-mail are not permitted. Eligible option holders in France may submit elections and withdrawals by mail or delivery service only. Dolby will reimburse eligible option holders in France for their costs to send their election and withdrawal forms via overnight delivery service. (See Section 4; Procedures for electing to exchange options)

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options elected for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all eligible options properly elected for exchange promptly after the expiration of this offer. (See Section 4; Procedures for electing to exchange options)

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.

Q9.	What resources are available to assist with my decision?

A9.

You should carefully review the information contained in this Offer to Exchange, including the country-specific tax disclosures and supplemental exhibits. In addition, the offer website also contains a tool prepared by Computershare, called the “option exchange analysis tool,” which allows you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or restricted stock units. Note that this tool will not calculate the actual or future value of eligible options or restricted stock units, as the tool depends on your estimate of the future value of our stock and does not take into account all relevant factors that may affect the actual value of your eligible options or restricted stock units, such as taxes, vesting, etc. Further, the future value of our common stock is unknown, indeterminable and cannot be predicted with certainty. The option exchange analysis tool is being provided to you solely for your convenience, for purposes of providing limited mathematical simulations of the potential value that could be received from exchanging your eligible options for the grant of the restricted stock units. The option exchange analysis tool does not take into account all of the factors that you should consider in deciding whether to participate in the offer. The option exchange analysis tool is only an aid and does not in any way change or supplement the terms of the Offer to Exchange, nor does it constitute a recommendation as to whether you should or should not participate in the offer.

Q10.	How many restricted stock units will I receive for the options that I exchange?

A10.	The number of restricted stock units that you receive will depend on the exercise price of your exchanged options, as follows:

If the exercise price of your eligible options is:	If you elect to participate, you will receive:

$45.84 - $50.00	One (1) restricted stock unit for every three point two (3.2) exchanged options.

$50.01 - $55.00	One (1) restricted stock unit for every three point three (3.3) exchanged options.

If the exercise price of your eligible options is:	If you elect to participate, you will receive:

$55.01 - $60.00	One (1) restricted stock unit for every three point four (3.4) exchanged options.

$60.01 - $65.00	One (1) restricted stock unit for every three point five (3.5) exchanged options.

$65.01 and higher	One (1) restricted stock unit for every three point six (3.6) exchanged options.

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one (1) share of our common stock. For purposes of applying the exchange ratios, fractional restricted stock units will be rounded down to the nearest whole restricted stock unit on a grant by grant basis. (See Section 2; Number of awards; expiration date)

Please note: The exchange ratios apply to each of your eligible option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios. (See Section 2; Number of awards; expiration date)

Example

If you are an eligible option holder and you exchange an eligible option grant for 1,000 shares with an exercise price of $51.00, you will receive 303 restricted stock units on the restricted stock unit grant date. This is equal to the 1,000 shares divided by 3.3 (the exchange ratio for eligible options with an exercise price of $51.00) and rounded down to the nearest whole restricted stock unit.

Q11.	Are there circumstances under which I would not be granted restricted stock units after electing to participate in the exchange?

A11.

Yes. If, for any reason, you no longer are an employee or service provider of the Dolby Group working in an eligible country on the restricted stock unit grant date, you will not receive any restricted stock units. Instead, you will keep your current eligible options and the options will vest and expire in accordance with their original terms. Except as provided by applicable law and/or any employment or service agreement between you and the Dolby Group, your employment or service with the Dolby Group will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1; Eligibility)

Moreover, even if we accept your eligible options, we will not grant restricted stock units to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting restricted stock units as a result of changes in the SEC or New York Stock Exchange rules. We do not anticipate any such prohibitions at this time. (See Section 13; Legal matters; regulatory approvals)

Q12.	Am I required to participate in this option exchange?

A12.	No. Participation in this offer is completely voluntary. (See Section 2; Number of awards; expiration date)

Q13.	Do I have to pay for my restricted stock units?

A13.

No. You do not have to make any cash payment to Dolby to receive your restricted stock units or the common stock upon vesting of your restricted stock units. (See Section 9; Source and amount of consideration; terms of restricted stock units) However, you may owe taxes in connection with the restricted stock units. (See Question 26)

Q14.	When will my restricted stock units vest?

A14.

Each restricted stock unit will represent a right to receive one share of our common stock on a specified future date if the restricted stock unit vests according to the following vesting schedule, subject to you continuing to be an employee or service provider of the Dolby Group through each relevant vesting date:

•

The vesting schedule of the restricted stock units will be determined on a grant-by-grant basis, based on the extent to which the exchanged options are vested as of the start of the offer as outlined in the below table.

•	Restricted stock units granted to the CEO and his executive direct reports will have an extended vesting schedule.

•	None of the restricted stock units will be vested on the restricted stock unit grant date.

•	No restricted stock units will be scheduled to vest earlier than one (1) year from the restricted stock unit grant date.

•	The annual vesting date will be the anniversary of the restricted stock unit grant date.

The vesting schedule of the granted restricted stock units will be as follows:

All Eligible Option Holders Other than the CEO and CEO Executive Direct Reports

Exchanged Option Grant’s Vesting Status as of the Start of the Offer	Restricted Stock Unit Vesting Schedule

90% - 100% vested	100% of the restricted stock units will vest on the first anniversary of the restricted stock unit grant date

50% - 89% vested

33% of the restricted stock units will vest on the first anniversary of the restricted stock unit grant date and 67% of the restricted stock units will vest on the second anniversary of the restricted stock unit grant date

Less than 50% vested

25% of the restricted stock units will vest on the first anniversary of the restricted stock unit grant date; 25% of the restricted stock units will vest on the second anniversary of the restricted stock unit grant date; and 50% of the restricted stock units will vest on the third anniversary of the restricted stock unit grant date

CEO and CEO Executive Direct Reports

Exchanged Option Grant’s Vesting Status as of the Start of the Offer	Restricted Stock Unit Vesting Schedule

90% - 100% vested

50% of the restricted stock units will vest on the first anniversary of the restricted stock unit grant date and 50% of the restricted stock units will vest on the second anniversary of the restricted stock unit grant date

50% - 89% vested

50% of the restricted stock units will vest on the second anniversary of the restricted stock unit grant date and 50% of the restricted stock units will vest on the third anniversary of the restricted stock unit grant date

Less than 50% vested

50% of the restricted stock units will vest on the third anniversary of the restricted stock unit grant date and 50% of the restricted stock units will vest on the fourth anniversary of the restricted stock unit grant date

We expect the restricted stock unit grant date will be August 10, 2012. Vesting of your restricted stock units is subject to the following conditions:

•

Vesting on any given vesting date is subject to your continued service with the Dolby Group through that vesting date. If your service with the Dolby Group terminates (except in certain circumstances following a change in control of Dolby) before your restricted stock units vest, your restricted stock units will expire unvested and you will not be issued any shares of common stock pursuant to your restricted stock unit award. (See Section 1; Eligibility)

•	After the restricted stock units vest, continued service with the Dolby Group is not required to retain the common stock issued under the restricted stock units.

•

We will make minor modifications to the vesting schedule of any restricted stock units to eliminate fractional vesting (such that a whole number of restricted stock units will vest on each vesting date); this will be done by rounding down to the nearest whole number of restricted stock units that will vest on each vesting date and fractional shares, if any, will be accumulated until the vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, subject to your continued service with the Dolby Group through such date, with any fractional shares remaining thereafter, accumulated. (See Section 9; Source and amount of consideration; terms of restricted stock units)

Example:

Assume that an eligible option holder, who was not the CEO or his executive direct report, elects to exchange an eligible option grant covering 1,500 shares with an exercise price of $52.00 per share and the eligible option grant was 56% vested as of the start of the offer. Assume that on August 10, 2012 (the expected expiration date of the offer), the eligible option holder surrenders the option and, in accordance with the exchange ratios listed above, receives 454 restricted stock units. Subject to the eligible option holder continuing to provide service to the Dolby Group through each such relevant date, the vesting schedule of the restricted stock units will be as follows:

Vesting Schedule

0 shares will be vested as of August 10, 2012.
149 shares (or 33% of the restricted stock units) will vest on the first anniversary of the restricted stock unit grant date.
305 shares (or 67% of the restricted stock units) will vest on the second anniversary of the restricted stock unit grant date.

The eligible option grant was 56% vested on the offer’s start date. None of the restricted stock units will be vested on the restricted stock unit grant date. The restricted stock units will vest in annual installments such that 33% of the restricted stock units vest on the first anniversary of the restricted stock unit grant date and the remaining 67% vest on the second anniversary of the restricted stock unit grant date, subject to the eligible option holder continuing to provide services to the Dolby Group through each such respective vesting date.

Restricted stock units that do not vest will be forfeited to Dolby.

Q15.	If I participate in this offer, do I have to exchange all of my eligible option grants?

A15.

No. You may pick and choose which of your eligible option grants you wish to exchange. However, if you decide to participate in this offer and to exchange an eligible option grant, you must elect to exchange all shares subject to such eligible option grant. You should note that we are not accepting elections of partial eligible option grants, except that (a) you may elect to exchange an eligible option grant covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) (See Question 16) and (b) you may elect to exchange the entire remaining portion of an eligible option grant that you have partially exercised. You otherwise may not elect to exchange only some of the shares covered by any particular eligible option grant. (See Section 2; Number of awards; expiration date)

Q16.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A16.

If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not a service provider of the Dolby Group in an eligible country beneficially owns a portion of that eligible option grant, you may elect to exchange only the portion beneficially owned by you. Any portion beneficially owned by a person who is not a service provider of the Dolby Group in an eligible country may not be exchanged in this offer (even if legal title to that portion of the eligible option grant is held by you and you are an eligible option holder).

For instance, if you are an eligible option holder and you hold an eligible option grant to purchase 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to exchange the portion of the eligible option grant that you beneficially own covering 1,500 shares, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2; Number of awards; expiration date)

Q17.	When will I receive restricted stock units?

A17.

We will grant the restricted stock units on the restricted stock unit grant date. The restricted stock unit grant date will be the same U.S. calendar day as the cancellation date of your exchanged option grant(s). We expect the restricted stock unit grant date will be August 10, 2012. If the expiration date for the exchange offer is extended, the restricted stock unit grant date similarly will be delayed. You will receive your restricted stock unit agreement with two (2) weeks after the expiration of the offer. You must then accept your restricted stock unit agreement in order to receive your restricted stock units by doing the following:

•	Go to http://equityawardcenter.schwab.com and log in to your account.

•	Select the My Equity Award Account tab to view your restricted stock unit award(s) dated August 10, 2012.

•	Under the Status column, click on the Pending link to view and read the restricted stock unit agreement for each restricted stock unit award.

•	Read the entire restricted stock unit agreement and select the Accept button for each restricted stock unit award.

You will receive the shares subject to the restricted stock unit award when and if your restricted stock unit award vests. (See Section 6; Acceptance of options for exchange and issuance of restricted stock units)

Q18.	When will my exchanged options be cancelled?

A18.

Your exchanged options will be cancelled following the expiration of the offer but on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be August 10, 2012, unless the offer period is extended. (See Section 6; Acceptance of options for exchange and issuance of restricted stock units)

Q19.	Once I surrender my exchanged options, is there anything I must do to receive the restricted stock units?

A19.

Yes. All restricted stock units will be subject to your acceptance of the restricted stock unit agreement (including any country-specific appendix), which will be provided to you within two (2) weeks after your exchanged options have been cancelled.

Your restricted stock units will be granted to you on the same day that the exchanged options are cancelled. We expect that the restricted stock unit grant date will be August 10, 2012. In order to receive the shares covered by the restricted stock unit grant, you will need to remain a service provider of the Dolby Group through the applicable vesting date(s), as described in Question 14, and accept the terms of the applicable restricted stock unit agreement (including any country-specific appendix). (See Section 1; Eligibility) There is nothing additional that you must do to receive your restricted stock units unless you currently work in the Netherlands or worked in the Netherlands between the grant date and the vesting date(s) of your eligible options (even if you are no longer residing in the Netherlands). Such eligible option holders who elect to exchange their eligible options will need to consent to the terms of a tax ruling with the Dutch tax authorities (confirming the tax neutral aspect of the exchange) by submitting their consent together with their election to participate in the offer by following the instructions on the offer website.

Q20.	Do I need to exercise my restricted stock units in order to receive shares?

A20.

No. Unlike options, which you must exercise in order to receive the vested shares subject to the option, you do not need to exercise restricted stock units in order to receive shares. If your restricted stock units vest in accordance with the vesting schedule set forth in your restricted stock unit agreement, you automatically will receive the shares subject to the restricted stock units promptly thereafter. However, eligible option holders who are Chinese nationals residing in China at the time the restricted stock units vest must immediately sell their Dolby shares and repatriate the proceeds of the sale to China to comply with Chinese exchange control rules. (See Schedule D of this Offer to Exchange) Restricted stock units that do not vest will be forfeited to Dolby.

Q21.	Can I exchange Dolby common stock that I acquired upon a prior exercise of Dolby options?

A21.

No. This offer relates only to certain outstanding options to purchase shares of Dolby common stock. You may not exchange shares of Dolby common stock in this offer. (See Section 2; Number of awards; expiration date)

Q22.	Will I be required to give up all of my rights under the exchanged options?

A22.

Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you no longer will have any rights under those options. We intend to cancel all exchanged options following the expiration of the offer but on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be August 10, 2012. (See Section 6; Acceptance of options for exchange and issuance of restricted stock units)

Q23.	Will the terms and conditions of my restricted stock units be the same as my exchanged options?

A23.

No. Because restricted stock units are a different type of award than options, the terms and conditions of your restricted stock units necessarily will be different from your options. Stock options give you the right to purchase a specified number of shares of common stock for a fixed price (the “exercise price”) during a prescribed period of time. The principal benefit of your option is the potential to profit from any increase in the value of Dolby’s common stock during the period in which the option is exercisable, without risking any of your money. If the value of the Company’s common stock increases above your exercise price during its term, you will be able to buy the shares at a discount from that increased price. On the other hand, if the value of the Company’s common stock does not increase above your exercise price, you will not recognize a benefit from your option.

Restricted stock units represent shares of stock that vest in accordance with terms and conditions established by Dolby. Upon vesting, you benefit by assuming full ownership of the vested shares. Unlike options, which you must exercise in order to receive the vested shares subject to the option, you do not need to exercise restricted stock units in order to receive shares and you do not pay an exercise price for the shares. If your restricted stock units vest in accordance with the vesting schedule set forth in your restricted stock unit agreement, you will automatically receive the shares subject to the restricted stock units promptly thereafter. However, eligible option holders who are Chinese nationals residing in China at the time the restricted stock units vest must immediately sell their Dolby shares and repatriate the proceeds of the sale to China to comply with Chinese exchange control rules. (See Schedule D of this Offer to Exchange)

Your restricted stock units will be granted under the Plan and will be subject to a restricted stock unit agreement (including any country-specific appendix). The current forms of the restricted stock unit agreement are incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. See Section 9; Source and amount of consideration; terms of restricted stock units for more details on the terms and conditions of restricted stock units.

The tax treatment of the restricted stock units will differ significantly from the tax treatment of your options. Please see Question 26 and the remainder of this Offer to Exchange for further details.

The vesting schedule of your restricted stock units will be different from the vesting schedule of your exchanged options. (See Section 9; Source and amount of consideration; terms of restricted stock units)

Q24.	What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A24.

If you choose not to participate or your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire per their original terms, (b) retain their current exercise price, (c) retain their current vesting schedule and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such option grant. (See Section 6; Acceptance of options for exchange and issuance of restricted stock units)

Q25.	How does Dolby determine whether an option has been properly elected for exchange?

A25.

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any options elected for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all options that are properly elected for exchange and are not validly withdrawn, subject to the terms of this offer. No election of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any notice. (See Section 4; Procedures for electing to exchange options)

Q26.	Will I have to pay taxes if I participate in the offer?

A26.

If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the restricted stock unit grant date. However, you normally will have taxable income when the shares underlying your restricted stock units vest and are issued to you. Dolby will also typically have a tax withholding obligation when the shares underlying your restricted stock units vest and are issued to you. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in your restricted stock unit agreement. You also may have taxable capital gain when you sell the shares underlying the restricted stock units. Note that the tax treatment of restricted stock units differs significantly from the tax treatment of your options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14; Material income tax consequences for a reminder of the general U.S. tax consequences associated with your eligible options.

If you participate in the offer and are an employee residing in Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates, or the United Kingdom, please refer to Schedules C through S of this Offer to Exchange for a description of the local tax, social insurance and other legal consequences that may apply to you. Additionally, option holders who currently work in the United States or one of the seventeen other eligible countries but who have worked in Australia and/or Canada between the grant date and vesting date(s) (i.e., the vesting period) of their eligible options should carefully review the potentially adverse tax effects in Australia and/or Canada of participating in the offer (see Schedules T and U of this Offer to Exchange).

If you are a citizen or resident of more than one country, transferred employment to another country since the date your eligible options were granted or are considered a resident of another country for local law purposes, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer.

Q27.	What if Dolby is involved in an acquisition or merger with another company?

A27.

We have evaluated, and expect to continue to evaluate, a wide array of possible strategic transactions, including acquisitions. Although we cannot predict whether or not we will complete any such acquisition or other transactions in the future, any of these transactions could be material in relation to our market capitalization, financial condition, or results of operations. The process of integrating an acquired company, business, or technology may create unforeseen difficulties and expenditures. In addition, we face various risks in integrating acquired businesses (see “Risks of Participating in the Offer” beginning on page 20 for information regarding some of these risks). Future acquisitions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, and write-offs of goodwill, any of which could harm our operating results or financial condition. Future acquisitions may also require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all.

If there is an acquisition or merger with another company, your exchanged options might be worth more than the restricted stock units that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, eligible option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your service with the Dolby Group terminates before your restricted stock units vest, you will not receive any value from your restricted stock units.

Q28.	Will I receive a restricted stock unit agreement?

A28.

Yes. All restricted stock units will be subject to a restricted stock unit agreement (including any country-specific appendix) between you and Dolby, as well as to the terms and conditions of the Plan. The current forms of the restricted stock unit agreement under the Plan are incorporated by reference to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the Plan and the current forms of the restricted stock unit agreement under the Plan are available on the SEC website at www.sec.gov. (See Section 9; Source and amount of consideration; terms of restricted stock units)

Q29.	Are there any conditions to this offer?

A29.

Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7; Conditions of the offer. If any of these conditions are not satisfied, we may waive the condition at our discretion. Any such waiver will be made with respect to all eligible associates in a uniform and nondiscriminatory manner. For instance, one customary condition is that we may terminate the offer if there is a suspension of payments in respect of banks in the United States. Even if this were to occur, we might decide to waive this condition and continue the offer. (See Section 2; Number of awards; expiration date and Section 7; Conditions of the offer) Eligible option holders who currently work in the Netherlands or who worked in the Netherlands between the grant date and the vesting date(s) of their eligible options (even if they no longer reside in the Netherlands), also must consent to the terms of a tax ruling from the Dutch tax authorities concerning the tax treatment of the options and the restricted stock units by submitting their consent with their election to participate in the offer. (See Schedule K of this Offer to Exchange)

Q30.	If you extend or change the offer, how will you notify me?

A30.

If we extend or change this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date or the date on which we change the offer, as applicable. (See Section 2; Number of awards; expiration date and Section 15; Extension of offer; termination; amendment)

Q31.	Can I change my mind and withdraw from this offer?

A31.

Yes. You may change your mind after you have submitted an election and withdraw some or all of your elected options from the offer at any time before the expiration date (expected to be August 10, 2012). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal Computershare receives before the expiration date. The exception to this rule is that if we have not accepted your properly elected awards by 9:00 p.m., Pacific Time, on September 10, 2012 you may withdraw your options at any time thereafter. (See Section 5; Withdrawal rights and change of election)

Q32.	Can I change my mind about which options I want to exchange?

A32.

Yes. You may change your mind after you have submitted an election and change the eligible option grants you elect to exchange at any time before the expiration date by making such election on the offer website at www.Corp-action.net/Dolby, or completing and submitting to Computershare a new election or withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service). Only responses that are properly completed and actually received by Computershare by the deadline will be accepted. Eligible option holders in France may only submit changes via mail or delivery service. Dolby will reimburse eligible option holders in France for their costs to send their election or withdrawal forms via overnight delivery service. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal Computershare receives before the expiration date. Please be sure that any final election you submit includes all the eligible option grants with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal. (See Section 4; Procedures for electing to exchange options)

Q33.	How do I withdraw my election?

A33.

To withdraw some or all of the options that you previously elected to exchange, you must deliver a valid withdrawal for the options you wish to withdraw from the offer prior to the expiration date. You may withdraw your eligible options in two ways: (i) through the offer website (except with respect to eligible option holders in France), or (ii) by sending your withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) (eligible option holders in France must use this method). Any withdrawals must be received on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be August 10, 2012.

Withdrawal Through the Offer Website (Other than Eligible Option Holders in France):

1.

Go to www.Corp-action.net/Dolby and log in to the site by entering your Dolby e-mail address and your 9-digit Personal Identification Number (PIN) that you received in the e-mail from dolbyoptionexchange@dolby.com on July 16, 2012. If you do not know your PIN, you may select the “Forgot Your PIN” button or contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.).

2.	If you have already made an election with respect to your eligible stock options, you will be directed to the “Election Summary” page which summarizes your prior election.

3.	To make your withdrawal election, select the “Exchange” or “Do Not Exchange” buttons next to the eligible option grants.

4.	Click on the “Submit” button to finalize your elections.

5.	After you submit your withdrawal, you will be directed to the “Election Confirmation” page. Print and save a copy of the confirmation for your records.

Your withdrawal must be received by Computershare on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 10, 2012.

Withdrawal via Mail or Delivery Service (Required for Eligible Option Holders in France):

If you choose not to utilize the offer website (or if you are an eligible option holder in France), you may submit your withdrawal by sending your withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) to the address provided below. You do not need to submit your withdrawal by mail or delivery service if you already have done so via the offer website. To send your withdrawal by mail or delivery service, you must do the following before the expiration date:

1. Properly complete and sign the attached withdrawal form.

2. Send the completed and signed withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) to:

Computershare Shareowner Services LLC

Corporate Action Department – 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310 U.S.A.

If you submit your completed withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service), Computershare must receive the completed withdrawal form on or before 9:00 p.m., Pacific Time, on the offer’s expiration date.

Due to French legal requirements, eligible option holders in France must submit elections and withdrawals only by mail or delivery service. Dolby will reimburse eligible option holders in France for their costs to send their withdrawal forms via overnight delivery service. Please contact Computershare for further information.

Withdrawals by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website and may be submitted only by mail or delivery service. Please see the withdrawal form for further details. (See Section 5; Withdrawal rights and change of election)

Q34.	What if I withdraw my election and then decide again that I want to participate in this offer?

A34.

If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new, properly completed election via the offer website after the date of your withdrawal or by sending a new properly completed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) before the expiration of the offer that is signed and dated after the date of your withdrawal. Eligible option holders in France may only submit elections by mail or delivery service. Any new election form you submit must include all of the eligible option grants with respect to which you want to accept this offer. (See Question 8 and Section 5; Withdrawal rights and change of election)

Q35.	Are you making any recommendation as to whether I should exchange my eligible options?

A35.

No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many eligible option holders. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 20 for information regarding some of these risks), and there are no guarantees that you ultimately would receive greater value from the restricted stock units you will receive in exchange. In addition, tax implications may differ between your eligible options and restricted stock units. (See Section 14; Material income tax consequences and Schedules C through U of this Offer to Exchange) As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial advisor. (See Section 3; Purposes of the offer)

Q36.	Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A36.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time.

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks and uncertainties, including those described below. This list and the risk factors under the heading entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the fiscal quarter ended March 30, 2012 and annual report on Form 10-K, as amended, for the fiscal year ended September 30, 2011, filed with the SEC highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements include, but are not limited to: statements regarding the extent and timing of future licensing, products, and services revenue levels and mix, expenses, margins, net income per diluted share, income taxes, tax benefits, acquisition costs and related amortization, and other elements of results of operations; our expectations regarding demand and acceptance for our technologies; growth opportunities and trends in the markets in which we operate; our plans, strategies, and expected opportunities; the deployment of and demand for our products and for products incorporating our technologies; and future competition. Actual results may differ materially from those discussed in these forward-looking statements due to a number of factors, including the risks set forth in this section and other factors elsewhere in this Offer to Exchange. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the summary financial information attached as Schedule B, as well as our financial statements and notes to the financial statements included in our most recent Forms 10-K as amended and 10-Q. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Risks that are Specific to this Offer

If the price of our common stock increases after the date on which your exchanged options are cancelled, your cancelled options might be worth more than the restricted stock units that you receive in exchange for them.

Because the exchange ratio of this offer is not one-for-one with respect to options, it is possible that, at some point in the future, your exchanged options would have been economically more valuable than the restricted stock units granted pursuant to this offer. For example, if you exchange an eligible option grant for 1,000 shares with an exercise price of $54.00, you would receive 303 restricted stock units. Assume, for illustrative purposes only that the price of our common stock increases to $80.00 per share. Under this example, if you had kept your exchanged options and sold them at $80.00 per share, you would have realized pre-tax gain of $26,000 ($80.00 less $54.00 times 1,000 shares), but if you exchanged your options and sold the shares subject to the restricted stock unit grant at $80.00 per share, you would realize only a pre-tax gain of $24,240 ($80.00 times 303 shares).

In addition, you may have paid more taxes for your restricted stock units than you did for your exchanged options. For example, if you are a U.S. taxpayer and you exchange an eligible option grant for 1,000 shares with an exercise price of $54.00, you would receive 303 restricted stock units. If the eligible options were held instead and exercised for $54.00 per share while the fair market value of our common stock was $60.00 per share, you would recognize ordinary income on $6,000 at exercise. If you later sold the shares at $65.00 per share, you would have capital gain on $5,000, which is the difference between the sale price of $65.00 and the $60.00 fair market value at exercise times 1,000 shares. If you held the shares more than twelve (12) months, this would be taxed at long-term capital gains rates (currently a maximum of 15%), and if you held the shares for twelve (12) months or less, this would be taxed at short-term capital gains rates (currently a maximum of 35%). If, instead, you had exchanged your eligible options for restricted stock units, you would be subject to ordinary income tax (currently taxed at a maximum rate of 35%) on the full fair market value of the shares you receive at the time you receive them (i.e., when they vested). For instance, if you vest in 203 (assuming 67% of your total award vests on the vesting date) restricted stock units on a day when the fair market value of our stock is $60.00 per share, you will recognize ordinary income on $12,180. You then would be subject to additional long- or short-term capital gain, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For instance, if you sold the shares at $65.00 per share, you would have a capital gain of $1,015. When analyzing the tax consequences to you, you should keep in mind that you do not pay a cash purchase price for the restricted stock units or the shares thereunder, while, in the example above, you would have paid $54.00 per share of post-tax dollars for the shares subject to your eligible options. For tax consequences in other countries, please refer to Schedules C – U of this Offer to Exchange.

If there is a merger or other acquisition with another company, your exchanged options might be worth more than the restricted stock units that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, eligible option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible option holders who did not participate in this offer and retained their original options.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your service with the Dolby Group terminates before your restricted stock units vest, you will not receive any value from your restricted stock units.

Your restricted stock units will not be vested on the restricted stock unit grant date.

The restricted stock units will be subject to a vesting schedule. If you do not remain an employee or service provider with the Dolby Group through the date your restricted stock units vest, you will not receive the shares subject to those restricted stock units. Instead, your restricted stock units generally will expire immediately upon your termination. As a result, you would not receive full value from your restricted stock units. (See Section 9; Source and amount of consideration; terms of restricted stock units regarding exceptions relating to certain terminations following a change in control of Dolby)

Tax effects of restricted stock units for United States Taxpayers.

If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the restricted stock unit grant date. However, you generally will have taxable ordinary income when the shares underlying your restricted stock units vest and are issued to you. Dolby will also typically have a tax withholding obligation when the shares underlying your restricted stock units vest and are issued to you. The Company will satisfy all tax withholding obligations in the manner specified in your restricted stock unit agreement. The current forms of the restricted stock unit agreement (including any country-specific appendix, as applicable) are available at www.sec.gov. You also may have taxable capital gains when you sell the shares underlying the restricted stock units. Note that the tax treatment of restricted stock units differs significantly from the tax treatment of your options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14; Material income tax consequences for a reminder of the general tax consequences associated with options.

Please note that, depending on where you live, state income taxes also may apply to you and Dolby may have tax withholding obligations with respect to such taxes. You should be certain to consult your own tax advisor to discuss these consequences.

If you are a tax resident of multiple countries, there may be tax and social insurance consequences of more than one country that apply to you.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

If you participate in the offer and are an employee residing in Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates, or the United Kingdom, please refer to Schedules C through S of this Offer to Exchange for a description of the local tax, social insurance and other legal consequences that may apply to you. Additionally, option holders who currently work in the United States or one of the seventeen other eligible countries but who have worked in Australia and/or Canada between the grant date and vesting date(s) (i.e., the vesting period) of their eligible options should carefully review the potentially adverse tax effects in Australia and/or Canada of participating in the offer (see Schedules T and U of this Offer to Exchange).

If you are a citizen or resident of more than one country, transferred employment to another country since the date your eligible options were granted or are considered a resident of another country for local law purposes, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer.

Non-U.S. option holders should carefully review Schedules C through U of this Offer to Exchange to determine whether participation in the offer could trigger any negative income tax, social insurance or other tax or legal consequences.

Risks Relating to Our Business, Generally

We depend on the sale by our licensees of products that incorporate our technologies and any reduction in those sales would adversely affect our licensing revenue.

Licensing revenue constitutes the majority of our total revenue, representing 77%, 83%, and 86% in fiscal 2010, 2011, and the fiscal year-to-date period ended March 30, 2012, respectively. We do not manufacture consumer entertainment products ourselves and we depend on licensees and customers, including software vendors and original equipment manufacturers (“OEM”), to incorporate our technologies into their products.

Although we have license agreements with many of these companies, these agreements do not have minimum purchase commitments, are non-exclusive, and do not generally require incorporation or use of our technologies. Accordingly, our revenue will decline if our licensees choose not to incorporate our technologies in their products, or if they sell fewer products incorporating our technologies, or if they otherwise face significant economic difficulties. Changes in consumer tastes or trends, rapidly evolving technology, competing products, changes in industry standards or adverse changes in business and economic conditions, among other things, may result in lower sales of products incorporating our technologies which would adversely affect our licensing revenue.

We also face the risk that our licensees retain product channel inventory levels that exceed future anticipated sales. If such product sales do not occur in the time frame anticipated by our licensees for any reason, these licensees may substantially decrease the number of technologies they license from us in subsequent periods.

We continue to monitor the effects of the 2011 flooding and recent earthquake in Thailand to determine any potential risks of disruption that would adversely affect our operating results. While we do not expect the catastrophes to have a material adverse effect on our financial position or results of operations, the impact on our licensees’ global supply chains remains uncertain.

To the extent that sales of PCs with Dolby technologies decline, our licensing revenue will be adversely affected.

Revenue from our PC market depends on several factors, including underlying PC unit shipment growth, the extent to which our technologies are included on computers, through operating systems, independent software vendors (“ISV”) media applications, or otherwise, and the terms of any royalties or other payments we receive from licensors of such software. In the short term, we face many risks in the PC market that may affect our ability to successfully participate in that market, including, but not limited to the following:

•	Purchasing trends away from traditional PCs and toward computing devices without optical disc, such as subnotebooks and tablets, which may not include our technologies;

•	The availability and market attractiveness of PC software that includes our technologies on an unauthorized and infringing basis, for which we receive no royalty payments; and

•	Continued decreasing inclusion of ISV media applications by PC OEMs in their Windows 7- based PCs, as Windows 7 already incorporates DVD playback software.

In May 2012, we entered into an agreement with Microsoft relating to the inclusion of Dolby Digital Plus decoding and Dolby Digital Consumer Encoder in the Windows 8 operating system. There are no assurances that we will derive as much licensing revenue under this model as we did under our prior licensing arrangements with Microsoft. The ultimate financial impact of these licensing arrangements for Windows 8 on our licensing revenue is subject to various risks, including:

•	The extent and rate at which Windows 8 is adopted in the marketplace;

•	The extent to which OEMs include optical disc playback in Windows 8 devices;

•	The extent to which earlier versions of Microsoft operating systems, including Windows 7, continue to be licensed after the release of Windows 8;

•	Our ability to establish and extend licensing relationships directly with PC OEMs and ISVs;

•	The rate at which entertainment content shifts from optical disc media to online media, thus reducing the need for PCs to have optical disc drives and DVD and Blu-ray Disc software players; and

•	Our ability to extend the adoption of our technologies to online and mobile platforms and devices.

Any of these risks could adversely affect our licensing revenue.

General economic conditions may reduce our revenue and harm our business.

We continue to be cautious regarding future general economic conditions and their potential for suppressed consumer demand in the markets in which we license our technologies and sell our products. Our business could be affected by adverse changes in general economic conditions, because many of the products in which our technologies are incorporated are discretionary goods, such as PCs, digital televisions, set-top boxes, DVD players and recorders, Blu-ray Disc players, video game consoles, audio/video receivers, mobile devices, in-car entertainment systems, home-theater-in-a-box systems, camcorders, and portable media devices. The global economic environment has adversely affected consumer confidence, disposable income, and spending. While we cannot predict future general economic conditions, these conditions may persist or worsen.

Furthermore, continued weakness in general economic conditions may result in a greater likelihood that more of our licensees and customers will become delinquent on their obligations to us or be unable to pay, which in turn could result in a higher level of write-offs. Additionally, such economic conditions may result in increased underreporting and non-reporting of royalty-bearing revenue by our licensees as well as increased unauthorized use of our technologies, all of which would adversely affect our revenues.

Our future success depends upon the growth of new and existing markets for our technologies and our ability to develop and adapt our technologies for those markets.

The future growth of our licensing revenue will depend, in part, upon the growth of, and our successful participation in, new and existing markets for our technologies, such as digital broadcast, online and mobile media distribution, consumer video and voice. For example, growth of our broadcast revenue is dependent upon continued global growth of digital television broadcasting and the adoption of our technologies into emerging digital broadcast standards. In addition, our revenue is dependent upon the growth of the PC market and the continued adoption of our technologies into PCs as well as the adoption of our technologies into connected portable devices such as tablets and smartphones. Furthermore, our ability to drive OEM demand for our technologies depends in part on whether or not we are able to successfully participate in the online and mobile content delivery markets.

Our ability to penetrate new and existing markets for our technologies depends on increased consumer demand for products that contain our technologies, which may not occur. Some of these markets are ones in which we have not previously participated or have limited experience, such as voice and consumer video, and we may not adequately adapt our business and our technologies to consumer demand.

If new and existing markets for our technologies do not develop or consumer demand for products that contain our technologies does not grow, our business and prospects would be materially adversely affected.

If we do not continue to develop and deliver innovative technologies in response to industry and technology changes, our business could decline.

The markets for our technologies and products are defined by:

•	Rapid technological change;

•	New and improved technology and product introductions;

•	Changing consumer and licensee demands;

•	Evolving industry standards; and

•	Technology and product obsolescence.

Our future success depends on our ability to enhance our existing technologies and products and to develop acceptable new technologies and products that address the needs of the market in a timely manner. The development of enhanced and new technologies and products is a complex and uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all. For example, while we view the continued advancements in online and mobile media content delivery as an area of opportunity, if we are not able to competitively address the needs of the changing online and mobile markets, our ability to generate revenue from those markets would be limited. At times such changes can be dramatic, such as the shift from VHS tapes to DVDs for consumer playback of movies in homes and elsewhere.

We face many risks related to the emerging 3D cinema market.

We face many risks in the 3D cinema market which may affect our ability to successfully participate in that market, including, but not limited to the following:

•	We face risks that our customers maintain excess product inventory levels which could reduce future anticipated sales;

•

At least one of our competitors has exclusive licensing arrangements for 3D products with theater exhibitors, which has in the past and we expect will in the future restrict our ability to compete in the 3D market;

•	The 3D market has become increasingly competitive and we may lose further market share;

•	As the industry transition to 3D enabled screens becomes substantially complete, demand for new 3D enabled screens will drop significantly and the industry will enter into a replacement cycle;

•	Industry participants may perceive our up-front 3D equipment costs and reusable glasses business model or our 3D products as less attractive;

•	Our participation in the 3D cinema market will be limited to the extent theaters do not convert from analog to digital cinema;

•	Demand for our 3D cinema products is driven by the number of 3D cinema releases and the commercial success of those releases;

•	Our 3D glasses could become subject to regulation in the U.S. and other countries in the future, which could restrict how our 3D glasses are manufactured, used, or marketed; and

•

There has been increased public scrutiny of potential health risks relating to viewing 3D movies. If these potential health risks are substantiated, the popularity of 3D movies could decline. In addition, if health risks associated with our 3D products materialize, we may become subject to government regulation or product liability claims, including personal injury claims.

If we are unable to manage these risks effectively, our ability to compete profitably in the 3D cinema market may be adversely affected.

Events and conditions in the cinema and broadcast industries may affect sales of our cinema products and other services.

Sales of our cinema products and services tend to fluctuate based on the underlying trends in the cinema industry. For example, when box office receipts for the cinema industry increase, we have typically seen a corresponding increase in sales of our cinema products, as cinema owners will be more likely to build new theaters and upgrade existing theaters with our more advanced products. Conversely, when box office receipts are down, cinema owners tend to scale back on plans to expand or upgrade their systems.

Our cinema product sales are also subject to fluctuations based on events and conditions in the cinema industry generally that may or may not be tied to box office receipts in particular time periods. For example, the growth in piracy of motion pictures adversely affects the construction of new screens, the renovation of existing theaters, and the continued production of new motion pictures.

Our services revenue, both in the U.S. and internationally, is tied to the number of movies being produced and distributed by studios and independent filmmakers. A number of factors can affect the number of movies that are produced, including strikes and work stoppages within the cinema industry, as well as tax incentive arrangements provided by many governments to promote local filmmaking.

The demand for our cinema products and services could decline as the cinema industry adopts digital cinema.

As cinema exhibitors have constructed new theaters or upgraded existing theaters, they have generally chosen digital cinema over traditional film cinema and we expect this trend to continue. Digital cinema, which is based on open standards, does not include our proprietary audio technologies. As the cinema industry continues to adopt digital cinema, the demand for our traditional film cinema products and services has declined significantly and we anticipate that the demand for film based products will decline in future periods. Furthermore, exhibitors adopting digital cinema can choose from multiple digital cinema playback servers and audio processors, many of which may not contain our technologies, and our competitive position in the digital cinema market is not as strong as our position in the traditional film cinema market. Decreases in demand for our traditional film cinema products and services accompanied by decreases in revenue from digital cinema products and services would adversely affect our revenue stream from the cinema industry.

A decrease in demand for our cinema products and services could adversely affect our consumer products licensing business.

A decrease in the demand for our cinema products and services could adversely affect licensing of our consumer technologies, because the strength of our brand and our ability to use professional product developments to introduce new technologies, which can later be licensed to OEMs and service providers, would be impaired. If, in such circumstances, we are unable to adapt our products and services or introduce new products for the digital cinema market successfully, our business could be materially adversely affected.

We face risks relating to the online and mobile content delivery markets and declines in optical disc media.

For nearly 20 years, movies have been distributed, purchased, and consumed through optical disc media, such as DVD and more recently Blu-ray Disc. However, the growth of the Internet and home computer usage, connected televisions, set-top boxes, tablets, smartphones, and other devices accompanied by the rapid advancement of online and mobile content delivery has resulted in the recent trend to movie download and streaming services in various parts of the world. We expect a further shift away from optical disc media to online and mobile media content consumption, which will result in declines in revenue from DVD and Blu-ray Disc players. Such declines would adversely affect our licensing revenue.

In addition, online and mobile media content services that compete with or replace DVD and Blu-ray Disc players as dominant media for consumer video entertainment may choose not to encode their content with our proprietary technologies, which could affect OEM and software vendor demand for our decoding technologies. Furthermore, our participation in online media content playback may be less profitable for us than DVD and Blu-ray Disc players. The online and mobile markets are characterized by intense competition, evolving industry standards and business and distribution models, disruptive software and hardware technology developments, frequent new product and service introductions, short product and service life cycles, and price sensitivity on the part of consumers, all of which may result in downward pressure on pricing. Any of the foregoing could adversely affect our business and operating results.

Our operating results may fluctuate depending upon the timing of when we receive royalty reports from our licensees, royalty report adjustments, and the satisfaction of our revenue recognition criteria.

Our quarterly operating results fluctuate based on the risks set forth in this section, as well as on:

•	The timing of when we receive royalty reports from our licensees and when we have met all revenue recognition criteria;

•	Royalty reports including positive or negative corrective adjustments;

•	Retroactive royalties that cover extended periods of time;

•	The recognition of unusually large amounts of licensing revenue from licensees in any given quarter because not all of our revenue recognition criteria were met in prior periods; and

•	The recognition of large amounts of products and services revenue in any given quarter because not all of our revenue recognition criteria were met in prior periods.

This can result in the recognition of a large amount of revenue in a given quarter that is not necessarily indicative of the amounts of revenue to be received in future quarters, thus causing fluctuations in our operating results.

Inaccurate licensee royalty reporting could materially adversely affect our operating results.

We generate licensing revenue primarily from OEMs and software vendors who license our technologies and incorporate those technologies in their products. Our license agreements generally obligate our licensees to pay us a specified royalty for every product they ship that incorporates our technologies, and we rely on our licensees to accurately report their shipments. However, we have difficulty independently determining whether or not our licensees are reporting shipments accurately, particularly with respect to software incorporating our technologies because unauthorized copies of such software can be made relatively easily. Most of our license agreements permit us to audit our licensees’ records, but audits are generally expensive, time consuming, and potentially detrimental to our ongoing business relationships with our licensees.

In the past, licensees, particularly in emerging economies, such as China, have understated or failed to report the number of products incorporating our technologies that they shipped, and we have not been able to collect and recognize revenue to which we were entitled. We expect that we will continue to experience understatement and non-reporting of royalties by our licensees, which could adversely affect our operating results. Conversely, to the extent that our licensees overstate the number of products incorporating our technologies, or report the products under the wrong categories, corrections of prior reports could result in reductions of royalty revenue in subsequent periods, which could also adversely affect our operating results.

Third parties from whom we license technologies may challenge our calculation of the royalties we owe them for inclusion of their technologies in our products and licensed technologies, which could adversely affect our operating results, business, and prospects.

In some cases, the products we sell and the technologies we license to our customers include intellectual property that we have licensed from third parties. Our agreements with these third parties generally require us to pay them royalties for that use, and give the third parties the right to audit our calculation of those royalties. A third party may disagree with our interpretation of the terms of a license agreement or, as a result of an audit, a third party could challenge the accuracy of our calculation. We have in the past been, and may in the future be, involved in disputes with third-party technology licensors regarding license terms.

A successful challenge by a third party could result in the termination of a license agreement or increase the amount of royalties we have to pay to the third party, which would decrease our gross margin and adversely affect our operating results.

Unauthorized use of our intellectual property could materially adversely affect our operating results.

We have often experienced, and expect to continue to experience, problems with non-licensee OEMs and software vendors, particularly in emerging economies, such as China, incorporating our technologies and trademarks into their products without our authorization and without paying us any licensing fees. Manufacturers of integrated circuits, or ICs, containing our technologies occasionally sell these ICs to third parties who are not our system licensees. These sales, and the failure of such manufacturers to report the sales, facilitate the unauthorized use of our intellectual property. As emerging economies transition from analog to digital content, such as the transition from analog to digital broadcast, we expect to experience increased problems with this form of piracy, which would adversely affect our operating results.

We have limited experience in non-sound technology markets which could limit our future growth.

Our future growth will depend, in part, upon our expansion into areas beyond sound technologies. For example, in addition to our digital cinema and 3D digital cinema initiatives, we are exploring other areas that facilitate delivery of digital entertainment, such as video solutions for the consumer market. We will need to spend considerable resources in the future on research and development or acquisitions in order to deliver innovative non-sound products and technologies. However, we have limited experience in non-sound technology markets and, despite our efforts, non-sound products, technologies, and services we expect to develop or acquire and market may not achieve or sustain market acceptance, may not meet industry needs, and may not be accepted as industry standards. If we are unsuccessful in selling non-sound products, technologies, and services, the future growth of our business may be limited.

If our products and technologies are not adopted as industry standards, our business prospects could be limited and our operating results could be adversely affected.

The entertainment industry depends upon industry standards to ensure compatibility across delivery platforms and a wide variety of consumer entertainment products. Accordingly, we make significant efforts to design our products and technologies to address capability, quality, and cost considerations so that they either meet, or, more importantly, are adopted as, industry standards across the broad range of entertainment industry markets in which we participate, as well as the markets in which we hope to compete in the future. To have our products and technologies adopted as industry standards, we must convince a broad spectrum of standards-setting organizations throughout the world, as well as our major customers and licensees who are members of such organizations, to adopt them as such and to ensure that other industry standards are consistent with our products and technologies. If our technologies are not adopted or do not remain as industry standards, our business, operating results, and prospects could be materially and adversely affected.

Additionally, the market for broadcast technologies has traditionally been heavily based on industry standards, often set by governments or other standards-setting organizations, and we expect this to be the case in the future. If our technologies are not chosen as industry standards for broadcasting in particular geographic areas, this could adversely affect our ability to compete in these markets.

It may be more difficult for us, in the future, to have our technologies adopted as individual industry standards to the extent that entertainment industry participants collaborate on the development of industry standard technologies.

Standards-setting organizations are increasingly adopting or establishing technology standards for use in a wide range of consumer entertainment products. As a result, it is more difficult for individual companies to have their technologies adopted wholesale as an informal industry standard. We call this type of standard a “de facto” industry standard, meaning that the industry has widely adopted the technology, although no industry standards-setting organization has explicitly mandated such standard. Increasingly there are multiple companies, including ones that typically compete against one another, involved in the development of new technologies for use in entertainment-oriented products. As a result, these companies often license their collective intellectual property rights as a group, making it more difficult for any single company to have its technologies adopted widely as a de facto industry standard or to have its technologies adopted as an exclusive, explicit industry standard for consumer entertainment products.

Even if our technologies are adopted as an explicit industry standard for a particular market, market participants may not widely adopt our technologies.

Even when a standards-setting organization mandates our technologies for a particular market, which we call an “explicit” industry standard, our technologies may not be the sole technologies adopted for that market as an explicit industry standard. Accordingly, our operating results depend upon participants in that market choosing to adopt our technologies instead of competitive technologies that also may be acceptable under such standard. For example, the continued growth of our revenue from the broadcast market will depend upon both the continued global adoption of digital television generally and the choice to use our technologies where it is one of several accepted industry standards.

If we do not obtain new patents or proprietary technologies as our existing patents expire, our licensing revenue could decline.

We hold patents covering much of the technologies that we license to system licensees, and our licensing revenue is tied in large part to the life of those patents. Our right to receive royalties related to our patents terminates with the expiration of the last patent covering the relevant technologies in a particular country. Accordingly, to the extent that we do not replace licensing revenue from technologies covered by expiring patents with licensing revenue based on new patents and proprietary technologies, our revenue could decline.

As of March 30, 2012, we had nearly 2,600 individual issued patents and over 2,500 pending patent applications in over 90 jurisdictions throughout the world. Our issued patents are scheduled to expire at various times through November 2032. Of these, 13 patents are scheduled to expire in the remainder of calendar year 2012, 30 patents are scheduled to expire in calendar year 2013 and 91 patents are scheduled to expire in calendar year 2014. Patents relating to our Dolby Digital technologies, from which we principally derive our licensing revenue, have begun to expire and the remaining patents relating to this technology generally expire between now and 2017. Additional patents relating to our Dolby Digital Plus technologies, an extension of Dolby Digital, expire between 2018 and 2026. In addition, the remaining patents relating to Dolby Digital Live technologies, an extension of Dolby Digital, are scheduled to expire between now and 2021.

The markets for our technologies are highly competitive, and if we are unable to compete successfully, our business will suffer.

The markets for entertainment industry technologies are highly competitive, and we face competitive threats and pricing pressure in our markets. Competitors for our licensed technologies include: Audyssey Laboratories, DTS, Fraunhofer Institute for Integrated Circuits, Microsoft, Monster Cable Products, Philips, RealNetworks, Sony, SRS Labs, Technicolor, and Waves Audio. Competitors for our products include: Barco, Doremi, GDC, IMAX, MasterImage 3D, NEC, Panavision, QSC Audio Products, Qube Cinema, REALD, Rovi, Sony, Technicolor, USL, and XpanD. Competitors for our services include DTS and Sony. Consumers may perceive the quality of the audio experience produced by some of our competitors’ technologies to be equivalent or superior to the audio experience produced by our technologies. Other companies may become competitors in one or more of these areas in the future.

Additionally, some of our current or future competitors may have significantly greater financial, technical, marketing, and other resources than we do, or may have more experience or advantages in the markets in which they compete, particularly in the market for online media content. These competitors may also be able to offer integrated system solutions in markets for sound or non-sound entertainment technologies on a royalty-free basis or at a lower price than our technologies, including audio, video, and rights management technologies related to PCs or the Internet, which could make competing technologies that we develop unnecessary.

Our business and prospects depend on the strength of our brand, and if we do not maintain and strengthen our brand, our business will be materially harmed.

Maintaining and strengthening the Dolby brand is critical to maintaining and expanding our licensing, products, and services business, as well as to our ability to enter new markets for our sound and other technologies. Our continued success depends, in part, on our reputation for providing high quality technologies, products, and services across a wide range of entertainment markets, including the CE, PC, broadcast, and gaming markets. If we fail to promote and maintain the Dolby brand successfully in licensing, products or services, our business and prospects will suffer. Furthermore, we believe that the strength of our brand may affect the likelihood that our technologies are adopted as industry standards in various markets and for various applications. Our ability to maintain and strengthen our brand will depend heavily on our ability to develop innovative technologies for the entertainment industry, to successfully enter into new markets, and to provide high quality products and services in these new markets, which we may not do successfully.

Our licensing of industry standard technologies can be subject to restrictions that could adversely affect our business and prospects.

When a standards-setting organization mandates our technologies as explicit industry standards, we generally must agree to license such technologies on a fair, reasonable, and non-discriminatory basis, which could limit our control over the use of these technologies. In these situations, we must often limit the royalty rates we charge for these technologies, which could adversely affect our revenue. Furthermore, we may be unable to limit to whom we license such technologies, and may be unable to restrict many terms of the license.

We have in the past, and may in the future, be subject to claims that our industry standard technologies may not conform to the requirements of the standards-setting organization. Allegations such as these could be asserted in private actions seeking monetary damages and injunctive relief, or in regulatory actions. Claimants in such cases could seek to restrict or change our licensing practices or our ability to license our technologies in ways that could injure our reputation and otherwise materially and adversely affect our business, operating results, and prospects.

We face risks in conducting business in China and other emerging economies.

We believe that various trends will increase our exposure to the risks of conducting business in emerging economies. For example, we expect the number of OEMs in emerging economies, such as China, to increase due to the availability of lower manufacturing costs as compared to those of other industrial countries and the continued industry shift by retailers towards lower end DVD and more recently Blu-ray Disc player and television offerings. We have seen OEMs shift product manufacturing to these lower cost manufacturing countries and expect more OEMs to do so in the future. We also believe that our sales of products and services in emerging economies will expand in the future to the extent that the use of digital surround sound technologies increases in these countries, including in movies and broadcast television, and as consumers there become more affluent. We face many risks associated with operating in these emerging economies, in large part due to limited recognition and enforcement of contractual and intellectual property rights. As a result, we may experience difficulties in enforcing our intellectual property rights in these emerging economies, where intellectual property rights are not as respected as they are in the U.S., Japan, and Europe. We believe that it is critical that we strengthen existing relationships and develop new relationships with entertainment industry participants worldwide to increase our ability to enforce our intellectual property and contractual rights without relying solely on the legal systems in the countries in which we operate. If we are unable to develop, maintain, and strengthen these relationships, our revenue from these countries could be adversely affected.

We have limited or no patent protection for some of our technologies in particular countries, including China, Taiwan, and India, which could limit our ability to grow our business in these markets.

In China and Taiwan we have only limited patent protection, especially with respect to our Dolby Digital technologies. In India, we have no issued patents for Dolby Digital technologies. Consequently, maintaining or growing our licensing revenue will depend on our ability to obtain patent rights in these countries for existing and new technologies, which is uncertain. Furthermore, because of the limitations of the legal systems in many countries, the effectiveness of patents obtained or that may in the future be obtained, if any, is likewise uncertain.

Our licensing revenue depends in large part upon semiconductor manufacturers incorporating our technologies into integrated circuits.

Our licensing revenue from system licensees depends in large part upon the availability of ICs that implement our technologies. IC manufacturers incorporate our technologies into these ICs, which are then incorporated in consumer entertainment products. We do not manufacture these ICs, but rather depend on IC manufacturers to develop, produce, and then sell them to system licensees. We do not control the IC manufacturers’ decisions whether or not to incorporate our technologies into their ICs, and we do not control their product development or commercialization efforts nor predict their success. As a result, if these IC manufacturers are unable or unwilling, for any reason, to implement our technologies into their ICs, or if, for any reason, they sell fewer ICs incorporating our technologies, our operating results will be adversely affected.

Pricing pressures on the system licensees who incorporate our technologies into their products could limit the licensing fees we charge for our technologies, which could adversely affect our revenue.

The markets for the consumer entertainment products in which our technologies are incorporated are intensely competitive and price sensitive. We expect to face increased royalty pricing pressure for our technologies as we seek to drive the adoption of our technologies into online content and portable devices, such as tablets and smart phones. Retail prices for consumer entertainment products that include our sound technologies, such as DVD players and home theater systems, have decreased significantly, and we expect prices to decrease for the foreseeable future. In response, OEMs have sought to reduce their product costs, which can result in downward pressure on the licensing fees we charge our customers who incorporate our technologies into the consumer entertainment products that they sell. Furthermore, while we have contractual rights with many of our licensees for cost of living adjustments to our royalty rights, we may not be able to negotiate those terms in our contracts with existing and new licensees. Additionally, downward cost of living adjustments would result in declines in the licensing fees that we charge. A decline in, or the modification or loss of the contractual right to increase, the licensing fees we charge could materially and adversely affect our operating results.

We have in the past, and may in the future be, subject to legal claims related to our intellectual property rights, which are costly to defend, could require us to pay damages, and could limit our ability to use particular technologies in the future.

Companies in the technology and entertainment industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. We have faced such claims in the past and we expect to face similar claims in the future.

Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle, and could divert management resources and attention. In the past we have settled claims relating to infringement allegations and agreed to make payments in connection with such settlements. We expect that similar claims will be asserted against us in the future in the ordinary course of our business. An adverse determination in any intellectual property claim could require that we pay damages or stop using technologies found to be in violation of a third party’s rights and could prevent us from offering our products and services to others. In order to avoid these restrictions, we may have to seek a license for the technology, which may not be available on reasonable terms or at all. Any license could also require us to pay significant royalties, and may significantly increase our operating expenses. As a result, we may be required to develop alternative non-infringing technologies, which could require significant effort and expense. If we cannot license or develop technologies for any aspects of our business found to be infringing, we may be forced to limit our product and service offerings and may be unable to compete effectively.

In some instances, we have contractually agreed to provide indemnifications to licensees relating to our intellectual property. Additionally, at times in the past, we have chosen to defend our licensees from third-party intellectual property infringement claims even where such defense was not contractually required, and we may choose to take on such defense in the future. Any of these results could harm our brand, our operating results, and our financial condition.

We have in the past and may in the future have disputes with our licensees regarding our licensing arrangements.

At times, we are engaged in disputes regarding the licensing of our intellectual property rights, including matters related to our royalty rates and other terms of our licensing arrangements. These types of disputes can be asserted by our customers or prospective customers or by other third parties as part of negotiations with us or in private actions seeking monetary damages or injunctive relief, or in regulatory actions. In the past, licensees have threatened to initiate litigation against us regarding our licensing royalty rate practices including our adherence to licensing on fair, reasonable, and non-discriminatory terms and potential antitrust claims. Damages and requests for injunctive relief asserted in claims like these could be material, and could be disruptive to our business. Any disputes with our customers or potential customers or other third parties could adversely affect our business, results of operations, and prospects.

We face risks relating to the transition to digital cinema.

We face a number of risks relating to the transition to digital cinema, including:

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Exhibitors may perceive competing products to be potentially advantageous to our products or they may choose lower priced competing products or competing products with different features, such as support for high frame rate content or 4K presentation;

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If we encounter delays in the development of our 4K digital cinema or high frame rate content solutions or if we are unable to provide a solution with a market competitive feature set and price, our results of operations could be adversely affected;

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At least one of our competitors has a significantly greater installed base of its digital cinema servers than we do which has and likely will continue to limit our share of the digital cinema market, particularly in the U.S. market;

•	Pricing and other competitive pressures have caused us to implement pricing strategies which have had an adverse effect on our products gross margins;

•	As the industry transition to digital cinema becomes substantially complete, the demand for new digital cinema screens will drop significantly and the industry will enter into a replacement cycle.

These and other risks related to digital cinema could limit our future prospects in digital cinema and could materially and adversely affect our operating results.

Acquisition activities could result in operating difficulties and other harmful consequences.

We have evaluated, and expect to continue to evaluate, a wide array of possible strategic transactions, including acquisitions. We consider these types of transactions in connection with our efforts to expand our business beyond sound technologies. Although we cannot predict whether or not we will complete any such acquisition or other transactions in the future, any of these transactions could be material in relation to our market capitalization, financial condition, or results of operations. The process of integrating an acquired company, business, or technology may create unforeseen difficulties and expenditures. Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different geographies, cultures, and languages, currency risks, and risks associated with the particular economic, political, and regulatory environment in specific countries. Also, the anticipated benefit of our acquisitions may not materialize.

We face various risks in integrating acquired businesses, including:

•	Diversion of management time and focus from operating our business to acquisition integration challenges;

•	Cultural and logistical challenges associated with integrating employees from acquired businesses into our organization;

•	Retaining employees from businesses we acquire;

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The need to implement or improve internal controls, procedures, and policies appropriate for a public company at businesses that prior to the acquisition may have lacked effective controls, procedures, and policies;

•	Possible write-offs or impairment charges resulting from acquisitions;

•	Unanticipated or unknown liabilities relating to acquired businesses; and

•	The need to integrate acquired businesses’ accounting, management information, manufacturing, human resources, and other administrative systems to permit effective management.

Furthermore, acquisitions may have an adverse impact on our financial condition and results of operations, including a potential adverse impact on our gross margins.

Future acquisitions could result in the need to obtain financing on unfavorable terms, including dilutive equity issuances.

Future acquisitions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, and write-offs of goodwill, any of which could harm our operating results or financial condition. Future acquisitions may also require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all.

We are dependent upon our relationships within the entertainment industry, and the failure to maintain such relationships could materially harm our business.

If we fail to maintain and expand our relationships with a broad range of entertainment industry participants, including film studios, broadcasters, video game designers, music producers, mobile media content producers, and OEMs, our business and prospects could be materially harmed. Relationships have historically played an important role in the entertainment markets that we serve. For example, sales of our products and services are particularly dependent upon our relationships with the major film studios and broadcasters, and licensing of our technologies is particularly dependent upon our relationships with system licensees, software vendors, and IC manufacturers. If we fail to maintain and strengthen these relationships, these entertainment industry participants may be less likely to purchase and use our technologies, products, and services, or create content incorporating our technologies, which could materially harm our business and prospects. Additionally, if major entertainment industry participants form strategic relationships that exclude us, whether in licensing, products, or services, our business and prospects could be materially adversely affected.

We face diverse risks in our international business, which could adversely affect our operating results.

We are dependent on international sales for a substantial amount of our total revenue. For fiscal 2010, 2011, and the fiscal year-to-date period ended March 30, 2012, revenue from outside the U.S. was 66%, 68%, and 68% of our total revenue, respectively. We expect that international and export sales will continue to represent a substantial portion of our revenue for the foreseeable future. This future revenue will depend to a large extent on the continued use and expansion of our technologies in entertainment industries worldwide.

Due to our reliance on sales to customers outside the U.S., we are subject to the risks of conducting business internationally, including:

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Our ability to enforce our contractual and intellectual property rights, especially in those foreign countries that do not recognize and enforce intellectual property rights to the same extent as do the U.S., Japan, and European countries, which increases the risk of unauthorized, and uncompensated, use of our technologies;

•	U.S. and foreign government trade restrictions, including those which may impose restrictions on importation of programming, technology, or components to or from the U.S.;

•	Our ability to comply with applicable international laws and regulations governing our business and operations, including local consumer and safety laws, as well as license requirements;

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Foreign government taxes, regulations, and permit requirements, including foreign taxes that we may not be able to offset against taxes imposed upon us in the U.S., and other laws limiting our ability to repatriate funds to the U.S.;

•	Burdens of complying with a variety of foreign laws;

•	Changes in diplomatic and trade relationships;

•	Difficulty in establishing, staffing, and managing foreign operations;

•	Adverse fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities we undertake;

•	Political or social instability, natural disasters, war or events of terrorism; and

•	The strength of international economies.

In many foreign countries, particularly in those with developing economies, it is common to engage in business practices that are prohibited by U.S. regulations applicable to us such as the Foreign Corrupt Practices Act and U.S. export controls. Although we implement policies and procedures designed to ensure compliance with the Foreign Corrupt Practices Act and U.S. export controls, there can be no assurance that all of our employees, distributors, dealers, and agents will not take actions in violation of our policies or these regulations. Any such violation, even if prohibited by our policies, could have an adverse effect on our business.

We face risks associated with complying with international employment laws.

A significant number of our employees are located outside the U.S. This means we have exposure to changes in foreign laws governing our relationships with our employees, which could have a direct impact on our operating costs. Expansion into international markets has required, and will require, significant management attention and resources. We incur additional legal compliance costs associated with our international operations and could become subject to legal penalties in foreign countries if we do not comply with local employment laws and regulations, which may be substantially different from those in the U.S.

Revisions to patent laws and regulations in the U.S. and abroad may adversely impact our ability to obtain, license, and enforce our patent rights.

Our licensing business depends in part on the uniform and consistent treatment of patent rights in the U.S. and abroad. Changes to the patent laws and regulations in the U.S. and abroad may limit our ability to obtain, license, and enforce our rights. Additionally, court and administrative rulings may interpret existing patent laws and regulations in ways that adversely affect our ability to obtain, license, and enforce our patents. For example, recent rulings by the U.S. Supreme Court concerning injunctions may make it more difficult, under some circumstances, for us to obtain injunctive relief against a party that has been found to infringe one or more of our patents, and rulings regarding patent challenges by licensees could potentially make it easier for our licensees to challenge our patents even though they have already agreed to take a license.

Our stock repurchase program may be suspended or terminated at any time, which may result in a decrease in our stock price.

Our stock repurchase program, whereby we may continue to repurchase shares of our Class A common stock, may reduce the public float of shares available for trading on a daily basis. Such purchases may be limited, suspended, or terminated at any time without prior notice. There can be no assurance that we will buy additional shares of our Class A common stock under our stock repurchase program or that any future repurchases will have a positive impact on our stock price or earnings per share. Important factors that could cause us to discontinue or decrease our share repurchases include, among others, unfavorable market conditions, the market price of our Class A common stock, the nature of other investment or strategic opportunities presented to us from time to time, the rate of dilution of our equity compensation programs, our ability to make appropriate, timely, and beneficial decisions as to when, how, and whether to purchase shares under the stock repurchase program, and the availability of funds necessary to continue purchasing stock. If we curtail our repurchase program, our stock price may be negatively affected.

Fluctuations in our operating results and other factors may contribute to the volatility of the market price of our stock.

A number of factors, many of which are outside our control, may cause or contribute to significant fluctuations in our quarterly and annual revenue and operating results. These fluctuations may make financial planning and forecasting more difficult. In addition, these fluctuations may result in unanticipated decreases in our available cash, which could negatively impact our business and prospects, and could increase the volatility of our stock price. Factors that may cause or contribute to fluctuations in our operating results and revenue or the volatility of the market price of our stock include those risks set forth in this section as well as the following:

•	Fluctuations in demand for our products and for the digital entertainment products of our licensees;

•	Adverse developments in general economic conditions;

•	The amount and timing of our operating costs, capital expenditures, and related charges, including those related to the expansion or consolidation of our business, operations, and infrastructure;

•	Changes in business cycles that affect the markets in which we sell our products and services or the markets for consumer entertainment products incorporating our technologies;

•	Fluctuations in the timing of royalty reports we receive from our licensees, including late or sporadic reports;

•	Variations in the time-to-market of our technologies in the entertainment industry markets in which we operate;

•	Corrections to licensees’ reports received in periods subsequent to those in which the original revenue was reported;

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The announcement, introduction, or enhancement of technologies, products, and services, by us, our licensees, and our competitors, and market acceptance of these new or enhanced technologies, products, and services;

•	Rapid, wholesale changes in technology in the entertainment industries in which we compete;

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Events and conditions in the cinema industry, including box office receipts that affect the number of theaters constructed, the number of movies produced and exhibited, the general popularity of motion pictures, and strikes by cinema industry participants;

•	The financial resources of cinema exhibitors available to buy our products or to equip their theaters to accommodate upgraded or new technologies;

•	Consolidation by participants in the markets in which we compete, which could result among other things in pricing pressure;

•	Seasonal electronics product shipment patterns by our system licensees, particularly in the first quarter, which generally result in revenue in the second quarter;

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The impact of, and our ability to react to, interruptions in the entertainment distribution process, including as a result of work stoppages at our facilities, our customers’ facilities, and other points throughout the entertainment distribution process;

•	Adverse outcomes of litigation or governmental proceedings, including any foreign, federal, state, or local tax assessments or audits;

•	Repurchases we make of our common stock;

•	Costs of litigation and intellectual property protection;

•	Exchange rate fluctuations between the U.S. dollar and other currencies;

•	Variations between our operating results and published analysts’ expectations; and

•	Announcements by our competitors or significant customers.

One or more of the foregoing or other factors may cause our operating expenses to be disproportionately higher or lower or may cause our revenue and operating results to fluctuate significantly in any particular quarterly or annual period. Consequently, results from prior periods are not necessarily indicative of the results of future periods.

Changes in tax rates and exposure for additional income tax liabilities or adverse outcomes resulting from examinations of our tax returns could adversely affect our operating results and financial condition.

Changes in the valuation of our deferred tax assets and liabilities, the geographic mix of our revenue, or by changes in tax laws or their interpretation could all favorably or unfavorably affect our future effective tax rates. We file income tax returns in the U.S. and in several U.S. state and foreign jurisdictions, and must use judgment in determining our worldwide provision for income taxes. For example, the following could adversely affect our income taxes:

•	Earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;

•	Changes in the valuation of our deferred tax assets and liabilities;

•	Expiration of or lapses in the R&D tax credit laws;

•	Fluctuations in tax exempt interest income;

•	Transfer pricing adjustments;

•	Tax effects of nondeductible compensation;

•	Tax costs related to intercompany realignments;

•	Changes in accounting principles; or

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Changes in tax laws and regulations, including possible U.S. changes to the taxation of earnings of our foreign subsidiaries, the deductibility of expenses attributable to foreign income, or the foreign tax credit rules.

We are subject to the periodic examination of our income tax returns by tax authorities. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. There can be no assurance, however, that the outcomes from these continuous examinations will not have an adverse effect on our operating results and financial condition. Additionally, due to the evolving nature of tax rules combined with the large number of jurisdictions in which we operate, it is possible that our estimates of our tax liability and the realizability of our deferred tax assets could change in the future, which may result in additional tax liabilities and adversely affect our results of operations, financial condition, and cash flows.

If securities or industry analysts publish inaccurate or unfavorable research about our business or if our operating results do not meet or exceed their projections, our stock price could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us or our industry downgrade our stock or the stock of other companies in our industry, or publish inaccurate or unfavorable research about our business or industry, or if our operating results do not meet or exceed their projections, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Any inability to protect our intellectual property rights could reduce the value of our products, services, and brand.

Our business is dependent upon protecting our patents, trademarks, trade secrets, copyrights, and other intellectual property rights. Licensing revenue represented 77%, 83%, and 86% of our total revenue in the fiscal years 2010, 2011, and the fiscal year-to-date period ended March 30, 2012, respectively. Effective intellectual property rights protection, however, may not be available under the laws of every country in which our products and services and those of our licensees are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

In addition, protecting our intellectual property rights is costly and time consuming. We have taken steps in the past to enforce our intellectual property rights and expect to do so in the future. However, it may not be practicable or cost effective for us to enforce our intellectual property rights fully, particularly in some countries or where the initiation of a claim might harm our business relationships. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could experience increased operational and enforcement costs, which could adversely affect our financial condition and results of operations.

We generally seek patent protection for our innovations. However, it is possible that some of these innovations may not be protectable, or we may choose not to protect particular innovations that later turn out to be important, due to the high costs of obtaining patent protection. Even where we do have patent protection, the scope of such protection may be insufficient to prevent third parties from designing around our particular patent claims. Furthermore, there is always the possibility that an issued patent may later be found to be invalid or unenforceable. We also seek to maintain select intellectual property as trade secrets. Third parties or our employees could intentionally or accidentally compromise the intellectual property that we maintain as trade secrets, which would cause us to lose the competitive advantage resulting from them.

Our customers who are also our current or potential competitors may choose to use their own or competing technologies rather than ours.

We face competitive risks in situations where our customers are also current or potential competitors. For example, Sony and Microsoft are significant licensee customers and Sony is a significant purchaser of our broadcast products and services, but Sony and Microsoft are also competitors with respect to some of our consumer, broadcast, and cinema technologies. To the extent that our customers choose to use competing technologies they have developed or in which they have an interest, rather than use our technologies, our business and operating results could be adversely affected.

We face competition from other audio formats.

We believe that the success we have had licensing our surround sound technologies to system licensees is due, in part, to the strength of our brand and the perception that our technologies provide a high quality solution for surround sound. However, both free and proprietary sound technologies are becoming increasingly prevalent, and we expect competitors to continue to enter this field with other solutions. Furthermore, to the extent that customers perceive our competitors’ solutions to provide the same advantages as our technologies at a lower or comparable price, there is a risk that these customers may treat sound encoding technologies such as ours as commodities, resulting in loss of status of our technologies, decline in their use, and significant pricing pressure. The commoditization of our audio technologies, as opposed to treatment as a premium solution, could adversely affect our business, operating results, and prospects.

The loss of or delay in operations of one or more of our key suppliers could materially delay or stop the production of our products and impair our ability to generate revenue.

Our reliance on outside suppliers for some of the key materials and components we use in manufacturing our products involves risks, including limited control over the price, timely delivery, and quality of such components. We have no formal agreements in place with our suppliers for the continued supply of materials and components. Although we have identified alternate suppliers for most of our key materials and components, any required changes in our suppliers could cause material delays in our production operations and increase our production costs. In addition, at times our suppliers have not been, and in the future may not be, able to meet our production demands as to volume, quality, or timeliness.

Moreover, we rely on sole source suppliers for some of the components that we use to manufacture our products, including specific charged coupled devices, light emitting diodes, and digital signal processors. These sole source suppliers may become unable or unwilling to deliver these components to us at an acceptable cost or at all, which could force us to redesign those specific products.

Our inability to obtain timely delivery of key components of acceptable quality, any significant increases in the prices of components, or the redesign of our products could result in material production delays, increased costs, and reductions in shipments of our products, any of which could increase our operating costs, harm our customer relationships, or materially and adversely affect our business and operating results.

Revenue from our products may suffer if our production processes encounter problems or if we are not able to match our production capacity to fluctuating levels of demand.

Our products are highly complex and production difficulties or inefficiencies can interrupt production, resulting in our inability to deliver products on time in a cost effective manner, which could harm our competitive position. We have a single production facility and increasingly use contract manufacturers for a significant portion of our production capacity. Our reliance on contract manufacturers for the manufacture of our products involves risks, including limited control over timely delivery and quality of such products. If production of our products is interrupted, we may not be able to manufacture products on a timely basis. A shortage of manufacturing capacity for our products could adversely affect our operating results and damage our customer relationships. We are unable to quickly adapt our manufacturing capacity to rapidly changing market conditions and a contract manufacturer may encounter similar difficulties. Likewise, we may be unable to quickly respond to fluctuations in customer demand or contract manufacturer interruptions. At times we underutilize our manufacturing facilities as a result of reduced demand for some of our products. Any inability to effectively respond to fluctuations in customer demand for our products or contract manufacturer interruptions may adversely affect our gross margins.

Our products, from time to time, experience quality problems that can result in decreased sales and higher operating expenses.

Our products are complex and sometimes contain undetected software or hardware errors, particularly when first introduced or when new versions are released. In addition, to the extent that we engage contract manufacturers, we do not have as much control over manufacturing which could result in quality problems. Furthermore, our products are sometimes combined with or incorporated into products from other vendors, sometimes making it difficult to identify the source of a problem. These errors could result in a loss of or delay in market acceptance of our products or cause delays in delivering them and meeting customer demands, any of which could reduce our revenue and raise significant customer relations issues. In addition, if our products contain errors we could be required to replace or reengineer them, which would increase our costs. Moreover, if any such errors cause unintended consequences, we could incur substantial costs in defending and settling product liability claims. Although we generally attempt to contractually limit liability for defective products to the cost of repairing or replacing these products, if these contract provisions are not enforced, or are unenforceable for any reason, or if liabilities arise that are not effectively limited, we could incur substantial costs in defending and settling product liability claims.

Licensee products that incorporate our technologies, from time to time, experience quality problems that could damage our brand, decrease revenue, and increase operating expenses.

Newly introduced and new versions of licensee products that incorporate our technologies are complex and may contain undetected software or hardware errors. In addition, the combination or incorporation of these newly introduced products with products from other companies can make it difficult to identify the source of a problem. Any negative publicity or negative impact relating to these product problems could adversely affect the perception of our brand. In addition, these errors could result in loss of, or delay in, market acceptance of those products or Dolby technologies, or cause delays in delivering them and meeting customer demands, any of which could reduce our revenue and raise significant customer relations issues. Although we generally attempt to contractually limit our liability for our licensees’ defective products, we may elect to help reengineer those products, which could adversely affect our operating results.

A loss of one or more of our key customers or licensees in any of our markets could adversely affect our operating results.

From time to time, one or a small number of our customers or licensees may represent a significant percentage of our products, services, or licensing revenue. For example, revenue from our largest customer represented approximately 13% of total revenue for fiscal 2011. Although we have agreements with many of these customers, these agreements typically do not require any minimum purchases or minimum royalty fees and do not prohibit customers from purchasing products and services from competitors. A decision by any of our major customers or licensees not to use our technologies, or their failure or inability to pay amounts owed to us in a timely manner, or at all, whether due to strategic redirections or adverse changes in their businesses or for other reasons, could have a significant adverse effect on our operating results.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and may adversely affect our business, operating results, and financial condition.

Some of our operations use substances regulated under various federal, state, local, and international laws governing the environment, including those governing the discharge of pollutants into the air and water, the management, disposal, and labeling of hazardous substances and wastes, and the cleanup of contaminated sites. We could incur costs, fines, and civil or criminal sanctions, third party property damage or personal injury claims, or could be required to incur substantial investigation or remediation costs, if we were to violate or become liable under environmental laws. Liability under environmental laws can be joint and several and without regard to comparative fault. The ultimate costs under environmental laws and the timing of these costs are difficult to predict.

New environmental laws and regulations could impact our operating results.

We expect that new environmental laws and regulations, introduced on an ongoing basis, will have the potential to affect our manufacturing and licensing operations. Although we cannot predict the ultimate impact of any such new laws and regulations, they will likely result in additional costs or decreased revenue, and could require that we redesign or change how we manufacture our products, any of which could have a material adverse effect on our business.

We could incur substantial costs due to regulations regarding the composition of our products, which may adversely affect our business, operating results, and financial condition.

We face increasing complexity in our product design as we adjust to new and future requirements relating to the materials composition of our products. For example, we redesigned our products so we could continue to offer them for sale within the European Union, when restrictions on lead and other hazardous substances that apply to specified electronic products put on the market in the European Union became effective in 2006. Similar requirements related to marking of electronic products became effective in China in

2007. For some products, substituting particular components containing regulated hazardous substances is more difficult or costly, and additional redesign efforts could result in production delays. Selected electronic products that we maintain in inventory may be rendered obsolete if not in compliance with the new environmental laws, which could negatively impact our ability to generate revenue from those products.

Continued global credit market weakness could negatively impact the value and liquidity of our investment portfolio.

We maintain an investment portfolio of various holdings, types, and maturities, including money market funds, U.S. treasury and agency securities, municipal debt securities, corporate bonds, and commercial paper. Although we follow an established investment policy and seek to minimize the credit risk associated with investments, these investments are subject to general credit, liquidity, and interest rate risks. Any downgrades, losses, or other significant deterioration in the fair value of our cash, cash equivalents, or investments could negatively impact our investments or our ability to meet our investment objectives. Such negative impact, should it arise, could require an impairment charge, which would adversely impact our financial results.

We face risks associated with international trade and currency exchange.

We maintain sales, marketing, and business operations in foreign countries. Consequently, we are exposed to fluctuations in exchange rates associated with the local currencies of our foreign business operations. While we derive nearly all of our revenue from transactions denominated in U.S. dollars, nearly all of our costs from our foreign operations are denominated in the currency of that foreign location. Consequently, exchange rate fluctuations between the U.S. dollar and other currencies could have a material impact on our profitability.

We rely on distributors that we do not control.

We rely significantly on a global network of independent, regional distributors to market and distribute our cinema and broadcast products. Our distributor arrangements are non-exclusive and our distributors are not obligated to buy our products and can represent competing products. The loss of a major distributor or the inability or unwillingness of our distributors to dedicate the resources necessary to promote our portfolio of products could adversely affect our revenue. Furthermore, our distributors could retain product channel inventory levels that exceed future anticipated sales, which could adversely affect future sales to those distributors. In addition, failures of our distributors to adhere to our policies or other ethical practices could adversely affect us. For example, while we have implemented policies designed to promote compliance with the Foreign Corrupt Practices Act, export controls, and local laws, we do not have direct control over the business and risk management policies adopted by our distributors, and they could act contrary to our policies.

For the foreseeable future, Ray Dolby or his affiliates will be able to control the selection of all members of our board of directors, as well as virtually every other matter that requires stockholder approval, which will severely limit the ability of other stockholders to influence corporate matters.

At July 11, 2012, Ray Dolby and his affiliates owned 100 shares of our Class A common stock and 56,950,000 shares of our Class B common stock. As of July 11, 2012, Ray Dolby and his affiliates, including his family members, had voting power of approximately 99.7% of our outstanding Class B common stock, which in the aggregate represented approximately 92.0% of the combined voting power of our outstanding Class A and Class B common stock. Under our certificate of incorporation, holders of Class B common stock are entitled to ten votes per share while holders of Class A common stock are entitled to one vote per share. Generally, shares of Class B common stock automatically convert into shares of Class A common stock upon transfer of such Class B common stock, other than transfers to certain specified persons and entities, including the spouse and descendants of Ray Dolby and the spouses and domestic partners of such descendants.

Because of this dual class structure, Ray Dolby, his affiliates, and his family members and descendants will, for the foreseeable future, have significant influence over our management and affairs, and will be able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as mergers or other sales of our company or assets, even if they come to own considerably less than 50% of the total number of outstanding shares of our Class A and Class B common stock. Ray Dolby, his affiliates, his family members, and descendants will maintain this control even if in the future they come to own considerably less than 50% of the total number of outstanding shares of our Class A and Class B common stock.

Moreover, these persons may take actions in their own interests that our stockholders do not view as beneficial. Absent a transfer of Class B common stock that would trigger an automatic conversion as described above, there is no threshold or time deadline at which the shares of Class B common stock will automatically convert into shares of Class A common stock.

Assuming conversion of all shares of Class B common stock held by persons not affiliated with Ray Dolby into shares of Class A common stock, so long as Ray Dolby and his affiliates, his family members, and descendants continue to hold shares of Class B common stock representing approximately 10% or more of the total number of outstanding shares of our Class A and Class B common stock, they will hold a majority of the combined voting power of the Class A and Class B common stock.

Future sales of shares by insiders could cause our stock price to decline.

If our founder, officers, directors or employees sell, or indicate an intention to sell, substantial amounts of our Class A common stock in the public market, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, the trading price of our Class A common stock could decline. As previously announced, (i) Ray and Dagmar Dolby as Trustees of the Ray Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999, (ii) Ray and Dagmar Dolby, as Trustees of the Ray Dolby 2002 Trust A dated April 19, 2002, (iii) Ray and Dagmar Dolby, as Trustees of the Ray Dolby 2002 Trust B dated April 19, 2002, (iv) Ray and Dagmar Dolby, as Trustees of the Ray Dolby 2011 Trust A dated December 14, 2011, and (v) Ray and Dagmar Dolby, as Trustees of the Ray Dolby 2011 Trust B dated December 14, 2011 adopted Rule 10b5-1 trading plans in the third quarter of fiscal 2012 to sell up to 5.9 million shares of the Company’s Class A Common Stock (or approximately 10.3% of Ray Dolby’s direct and indirect holdings at the time). The trading plans were adopted during an “open window” in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and as permitted by the Company’s insider trading policy. Sales under the trading plans may commence in August 2012, are based upon pre-established stock price thresholds, are subject to daily volume limits and will expire once all of the shares have been sold or in August 2013, whichever is earlier. We cannot predict the effect the trading plan sales may have on the future trading prices of our Class A common stock. As of July 11, 2012, we had a total of 104,922,459 shares of Class A and Class B common stock outstanding. Of these shares, 31,625,000 shares of Class A common stock were sold in our initial public offering by us and the selling stockholders, and an additional 8,000,000 shares of Class A common stock were sold in a secondary offering in May 2007 by our principal stockholder.

As of July 11, 2012, our directors, executive officers and founder beneficially held 56,960,000 shares of Class B common stock, 153,208 shares of Class A common stock, vested options to purchase 20,000 shares of Class B common stock and vested options to purchase 679,331 shares of Class A common stock. We expect that any sale of our Class A common stock by our directors, executive officers and founder would be subject to compliance with Rule 144 under the Securities Act.

THE OFFER

1.	Eligibility.

You are an “eligible option holder” if you are an employee or service provider of the Dolby Group (including our executive officers) that works in the United States, Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates or the United Kingdom as of the start of this offer and remain an employee or service provider of the Dolby Group in one of the foregoing countries through the expiration of the offer and the restricted stock unit grant date, or if, as of the start of the offer, you have received written notification from the Dolby Group that your work location may be transferred, and you are in fact working in an eligible country through the expiration of the offer and the restricted stock unit grant date, and in either event hold eligible options. Our executive officers are eligible to participate in the offer, but the non-employee members of our board of directors are not eligible to participate in the offer. Our directors and executive officers are listed on Schedule A to this Offer to Exchange.

To receive a grant of restricted stock units, you must remain an employee or service provider of the Dolby Group or a successor entity in an eligible country through the restricted stock unit grant date, which will be the same U.S. calendar day as the cancellation date. If you do not remain a service provider of the Dolby Group or a successor entity in an eligible country through the restricted stock unit grant date, you will keep your current eligible options and they will vest and expire in accordance with their terms. If we do not extend the offer, the restricted stock unit grant date will be August 10, 2012. Except as provided by applicable law and/or any employment or service agreement between you and the Dolby Group in an eligible country, your employment or service with the Dolby Group will remain “at-will” and can be terminated by you or the Dolby Group at any time, with or without cause or notice. In order to vest in your restricted stock units and receive the shares subject to the new award, you must remain an employee or service provider of the Dolby Group through each relevant vesting date. If your service with the Dolby Group terminates before your restricted stock units vest (other than due to certain terminations following a change in control of Dolby), your restricted stock units will expire unvested and you will not be issued any shares of common stock pursuant to your restricted stock unit award.

2.	Number of awards; expiration date.

Subject to the terms and conditions of this offer, we will accept for exchange options granted under the Plan with an exercise price greater than $45.83 per share (which approximates the 52-week high of our per share stock price as of the start of this offer) that were granted before July 16, 2011, and are held by eligible option holders, are outstanding and unexercised as of the expiration date of the offer, and that are properly elected to be exchanged, and are not validly withdrawn, before the expiration date of the offer. However, options will not be eligible options (and any election with regard to such options will be disregarded) if, on the expiration date of the offer, the exercise price of the option is equal to or less than the closing price of Dolby’s common stock on the expiration date. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that particular option grant is not eligible for exchange.

Participation in this offer is completely voluntary. You may decide which of your eligible option grants you wish to exchange. If you hold more than one eligible option grant, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible option grant that you choose to exchange. Except for options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), we are not accepting elections of partial eligible option grants. If you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining portion of such eligible option grant.

For example (and except as otherwise described below), if you hold (1) an eligible option grant to purchase 1,000 shares, 500 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or only two of the three eligible option grants, or only one of the three eligible option grants, or none at all. You may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 500 shares under the first eligible option grant).

However, this rule will not apply to the portion of any eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and which is beneficially owned by a person who is not a service provider of the Dolby Group in an eligible country. Any such portion of an otherwise eligible option grant may not be exchanged in this offer (even if title to that portion of the award is held by you and you are an eligible option holder). The portion beneficially owned by the eligible option holder may be exchanged in the offer, but such portion must be exchanged for all remaining shares. For instance, if the award to purchase 3,000 shares in the example above is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to participate in the offer and exchange the portion of the eligible option grant that you beneficially own covering 1,500 shares.

Exchange Ratios

Subject to the terms of this offer and upon our acceptance of your options properly elected for exchange, your exchanged options will be cancelled and you will be granted restricted stock units as follows:

If the exercise price of your eligible options is:	If you elect to participate, you will receive:

$45.84 - $50.00	One (1) restricted stock unit for every three point two (3.2) exchanged options.

$50.01 - $55.00	One (1) restricted stock unit for every three point three (3.3) exchanged options.

$55.01 - $60.00	One (1) restricted stock unit for every three point four (3.4) exchanged options.

$60.01 - $65.00	One (1) restricted stock unit for every three point five (3.5) exchanged options.

$65.01 and higher	One (1) restricted stock unit for every three point six (3.6) exchanged options.

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one (1) share of our common stock. For purposes of applying the exchange ratios, fractional restricted stock units will be rounded down to the nearest whole restricted stock unit on a grant by grant basis.

The exchange ratios apply to each of your eligible option grants separately. This means that the various options you have received may be subject to different exchange ratios.

Example 1

If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $49.00, on the restricted stock unit grant date you will receive 312 restricted stock units.

Example 2

If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $52.00, on the restricted stock unit grant date you will receive 303 restricted stock units.

Example 3

If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $57.00, on the restricted stock unit grant date you will receive 294 restricted stock units.

Example 4

If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $62.00, on the restricted stock unit grant date you will receive 285 restricted stock units.

Example 5

If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $66.00, on the restricted stock unit grant date you will receive 277 restricted stock units.

All restricted stock units will be subject to the terms of the restricted stock unit agreement (including any country-specific appendix, if applicable) between you and Dolby and the Plan. The current forms of the restricted stock unit agreement (including any country-specific appendix, if applicable) under the Plan are incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov.

The expiration date for this offer will be 9:00 p.m., Pacific Time, on August 10, 2012, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15; Extension of offer; termination; amendment for a description of our rights to extend, terminate and amend the offer.

3.	Purposes of the offer.

The primary purpose of this offer is to restore the intended retention and incentive value of certain of our equity awards. We believe this offer will foster retention of our valuable option holders and better align the interests of our option holders and stockholders to promote long-term stockholder value. We issued the currently outstanding options to attract and retain the best available talent and to provide additional incentives to our employees. Despite our continued revenue growth and profitability in fiscal 2011, the market price of our stock declined significantly, which we believe was influenced by events in our industry, the outcome of which is still unclear, as well as ongoing market volatility. As a result of these factors, a significant number of our options have exercise prices that are significantly higher than the current market price for our stock. These awards are commonly referred to as being “underwater.” The restricted stock units may have greater retention value than the exchanged options and therefore benefit Dolby in its efforts to retain valuable employees.

The offer also will have the added benefit of reducing the number of options outstanding under our Plan. Further, the Company is obligated to recognize compensation expense for the options even though they are underwater and are not providing their intended incentive and retention benefits. This is not an efficient use of the Company’s resources. Since the offer is structured to replace underwater options with restricted stock units of similar or lesser value, the Company expects to recognize only a minimal amount of incremental compensation expense. This minimal incremental compensation expense could include compensation expense that might result from fluctuations in our stock price after the exchange ratios are set (which will occur shortly before the exchange program begins) but before the exchange actually occurs. As a result, the exchange program will allow the Company to realize real incentive and retention benefits from the restricted stock units issued, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving Dolby;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the New York Stock Exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

In the ordinary course of business, from time to time, Dolby evaluates acquisition or investment opportunities. At the present time, we are reviewing a number of opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of this offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

In the ordinary course of business, Dolby makes changes in the composition and structure of its board of directors and/or management. Dolby expects that it will continue to make changes in this regard.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.

4.	Procedures for electing to exchange options.

Proper	election to exchange options.

Participation in this offer is voluntary. You may elect to participate in two ways: (i) through the offer website (except with respect to eligible option holders in France), or (ii) by sending your election form via U.S. mail (or other post) or Federal Express (or similar delivery service).

Electing Through the Offer Website (Other than Eligible Option Holders in France):

1. To access the offer website, go to www.Corp-action.net/Dolby. On the welcome page of the website, you may access various documents that provide further details about the offer. Select the “Continue” button to log in to the site.

2. To log in to the site, enter your Dolby e-mail address and your 9-digit Personal Identification Number (PIN) that you received in the e-mail from dolbyoptionexchange@dolby.com on July 16, 2012 and select the “Continue” button. If you do not know your PIN, you may select the “Forgot Your PIN” link or contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.).

3. You will be directed to the Stock Option Exchange Election Form where you can view your eligible options and access the option exchange analysis tool, which will enable you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or restricted stock units.

4. To make your election, indicate the eligible options that you would like to exchange by selecting “Exchange” or “Do Not Exchange” next to the eligible option grants.

5. Click on the “Submit” button to finalize your elections.

6. After you submit your election, you will be directed to the “Election Confirmation” page. Print and save a copy of the confirmation for your records.

Your election must be received by Computershare on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 10, 2012.

Electing via Mail or Delivery Service (Must be used by Eligible Option Holders in France):

If you choose not to utilize the offer website acceptance process (or if you are an eligible option holder in France), you may submit your election by sending your completed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) to the address provided below. You do not need to submit an election by mail or delivery service if you accept the offer via the offer website. To send your election by mail or delivery service, you must do the following on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be August 10, 2012:

1. Properly complete and sign the attached election form.

2. Send the completed and signed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) to:

Computershare Shareowner Services LLC

Corporate Action Department – 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310 U.S.A.

If you submit your completed election form via U.S. mail (or other post) or Federal Express (or similar delivery service), Computershare must receive the completed election form on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be August 10, 2012.

Due to French legal requirements, eligible option holders in France must submit elections and withdrawals only by mail or delivery service. Dolby will reimburse eligible option holders in France for their costs to send their election forms via overnight delivery service. Please contact Computershare for further information.

Elections by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website and may be submitted only by mail or delivery service. Please see the election form for further details.

General Information:

If you participate in this offer, you can decide which of your eligible option grants you wish to exchange. Please note that if you elect to exchange an eligible option grant in this offer, you must elect to exchange all shares subject to such eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of your eligible option grants without having to exchange all of your eligible option grants. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to the grant information available on the offer website at the website address: www.Corp-action.net/Dolby, which lists your eligible option grants, the grant date of your eligible options, the number of vested and unvested shares subject to your eligible option grants, the exercise price of your eligible options, the applicable exchange ratio, the number of restricted stock units you will receive if you exchange your eligible options for restricted stock units pursuant to the terms of the offer, and the vesting schedule of your restricted stock units if you participate in the offer.

The offer website also contains a tool prepared by Computershare, called the “option exchange analysis tool,” which allows eligible option holders to enter hypothetical information regarding our future stock price and see the stock price’s effect on the potential future values of your eligible options or restricted stock units. Note that this tool will not calculate actual value of eligible options or restricted stock units, as the tool depends on your estimate of the future value of our stock and does not take into account all relevant factors that may affect the actual value of your eligible options or restricted stock units, such as taxes, vesting, etc. Further, the future value of our common stock is unknown, indeterminable and cannot be predicted with certainty. The option exchange analysis tool is being provided to you solely for your convenience, by providing limited mathematical simulations of the potential value that could be received from exchanging your eligible options for the grant of the new restricted stock units. The option exchange analysis tool does not take into account all of the factors that you should consider in deciding whether to participate in the offer. The option exchange analysis tool is only an aid and does not in any way change or supplement the terms of the Offer to Exchange, nor does it constitute a recommendation as to whether you should or should not participate in the offer.

Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on August 10, 2012 unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The exception to this rule is that if we have not accepted your options properly elected for exchange by 9:00 p.m., Pacific Time, on September 10, 2012, you may withdraw your options at any time thereafter. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date, as described in Section 5; Withdrawal rights and change of election. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal Computershare receives before the expiration date.

You also may change your mind about which of your eligible option grants you wish to have exchanged. If you wish to add additional eligible option grants to your election, you must complete and submit a new election before the expiration date by following the procedures described above and you must list all of the eligible option grants you wish to exchange. If you are submitting your election via the offer website, the new election must be properly completed and submitted after your prior election and after any withdrawal you have submitted. If you are submitting your new election by U.S. mail (or other post) or Federal Express (or similar delivery service), the new election must be properly completed, signed and dated after your prior election and after any withdrawal you have submitted and must list all eligible option grants you wish to exchange. Any prior elections will be disregarded. If, instead, you wish to withdraw some or all of the eligible options you elected for exchange, you may do so at any time before the expiration date by following the procedures described in Section 5; Withdrawal rights and change of election.

The delivery of all documents, including elections and withdrawals, is at your risk. Only responses that are complete and actually received by the deadline will be accepted. In all cases, you should allow sufficient time to ensure timely delivery. Computershare intends to confirm the receipt of your election and/or any withdrawal via an e-mail generated from the offer website within two (2) U.S. business days if your election or withdrawal was received by Computershare via U.S. mail (or other post) or Federal Express (or similar delivery service). Please note that if you submit an election or withdrawal form via mail or delivery service within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent Computershare from providing a confirmation by e-mail prior to the expiration of the offer. Confirmation statements for submissions through the offer website may be obtained by printing the “Election Confirmation” page after submitting your election or withdrawal; you should print and save a copy of the confirmation for your records. If you have not received a confirmation, it is your responsibility to confirm that Computershare has received your election and/or any withdrawal. Responses submitted by any other means, including hand delivery, interoffice delivery, fax, or e-mail are not permitted. Eligible option holders in France may submit elections and withdrawals by mail or delivery service only. Dolby will reimburse eligible option holders in France for their costs to send their election and withdrawal forms via overnight delivery service.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options elected for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all options properly submitted for exchange promptly after the expiration of this offer.

Computershare’s receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Awards accepted for exchange will be cancelled on the cancellation date, which we presently expect will be August 10, 2012.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all options properly elected for exchange that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any election to exchange any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and options. No election to exchange options will be deemed to have been properly made until all defects or irregularities have been cured by the eligible option holder or waived by us. Neither we nor any other person (including Computershare) is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between Dolby and you upon the terms and subject to the conditions of this offer.

5.	Withdrawal rights and change of election.

You may withdraw some or all of the options that you previously elected to exchange only in accordance with the provisions of this section.

You may withdraw some or all of the options that you previously elected to exchange at any time before the expiration of the offer, which is expected to occur at 9:00 p.m., Pacific Time, on August 10, 2012. If we extend the offer, you may withdraw your options at any time until the extended expiration date.

In addition, although we intend to accept all options validly elected for exchange promptly after the expiration of this offer, if we have not accepted your options by 9:00 p.m., Pacific Time, on September 10, 2012, you may withdraw your options at any time thereafter.

To withdraw some or all of the options that you previously elected to exchange, you must deliver a valid withdrawal for the eligible option grants you wish to withdraw from the offer while you still have the right to withdraw the options. You may withdraw your eligible options in two ways: (i) through the offer website (except with respect to eligible option holders in France), or (ii) by sending your withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) (required for eligible option holders in France). Any withdrawals must be made on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be August 10, 2012.

Withdrawal Through the Offer Website (Other than Eligible Option Holders in France):

1.

Go to www.Corp-action.net/Dolby and log in to the site by entering your Dolby e-mail address and your 9-digit Personal Identification Number (PIN) that you received in the e-mail from dolbyoptionexchange@dolby.com on July 16, 2012. If you do not know your PIN, you may select the “Forgot Your PIN” button or contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.).

2.	If you have already made an election with respect to your eligible stock options, you will be directed to the “Election Summary” page which summarizes your prior election.

3.	To make your withdrawal election, select the “Exchange” or “Do Not Exchange” buttons next to the eligible option grants.

4.	Click on the “Submit” button to finalize your elections.

5.	After you submit your withdrawal, you will be directed to the “Election Confirmation” page. Print and save a copy of the confirmation for your records.

Your withdrawal must be received by Computershare on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on August 10, 2012.

Withdrawal via Mail or Delivery Service (Required for Eligible Option Holders in France):

If you choose not to utilize the offer website (or if you are an eligible option holder in France), you may submit your withdrawal by sending your withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) to the address provided below. You do not need to submit your withdrawal by mail or delivery service if you already have done so via the offer website. To send your withdrawal by mail or delivery service, you must do the following before the expiration date:

1. Properly complete and sign the attached withdrawal form.

2. Send the completed and signed withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) to:

Computershare Shareowner Services LLC

Corporate Action Department – 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310 U.S.A.

If you submit your completed withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service), Computershare must receive the completed withdrawal form on or before 9:00 p.m., Pacific Time, on the offer’s expiration date.

Due to French legal requirements, eligible option holders in France must submit elections and withdrawals only by mail or delivery service. Dolby will reimburse eligible option holders in France for their costs to send their withdrawal forms via overnight delivery service. Please contact Computershare for further information.

Withdrawals by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website and may be submitted only by mail or delivery service. Please see the withdrawal form for further details.

General Information:

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal Computershare receives before the expiration date. Any eligible option grants that you do not withdraw will be bound pursuant to your prior election form.

If you withdraw some or all of your eligible options, you may elect to exchange the withdrawn options again at any time before the expiration date. All options that you withdraw will be deemed not properly elected for purposes of the offer, unless you properly re-elect to exchange such eligible options before the expiration date. To re-elect to exchange some or all of your eligible options, you must submit a new election to Computershare before the expiration date by following the procedures described in Section 4; Procedures for electing to exchange options. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form and must list all eligible option grants you wish to exchange, if delivered via mail or delivery service. Elections via the offer website must be submitted after the date of your prior withdrawal. Any prior election will be disregarded.

Neither we nor any other person (including Computershare) is obligated to give you notice of any defects or irregularities in any withdrawal form or any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal forms and new election forms. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

The delivery of all documents, including elections and withdrawals, is at your risk. Only responses that are complete and actually received by the deadline will be accepted. In all cases, you should allow sufficient time to ensure timely delivery. Computershare intends to confirm the receipt of your election and/or any withdrawal via an e-mail generated from the offer website within two (2) U.S. business days if your election or withdrawal was received by Computershare via U.S. mail (or other post) or Federal Express (or similar delivery service). Please note that if you submit an election or withdrawal form via mail or delivery service within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent Computershare from providing a confirmation by e-mail prior to the expiration of the offer. Confirmation statements for submissions through the offer website may be obtained by printing the “Election Confirmation” page after submitting your election or withdrawal; you should print and save a copy of the confirmation for your records. If you have not received a confirmation, it is your responsibility to confirm that Computershare has received your election and/or any withdrawal. Responses submitted by any other means, including hand delivery, interoffice delivery, fax, or e-mail are not permitted. Eligible option holders in France may submit elections and withdrawals by mail or delivery service only. Dolby will reimburse eligible option holders in France for their costs to send their election and withdrawal forms via overnight delivery service.

6.	Acceptance of options for exchange and issuance of restricted stock units.

Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your eligible options are properly elected by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be August 10, 2012.

Subject to our rights to terminate the offer, discussed in Section 15; Extension of offer; termination; amendment, we will accept promptly after the expiration date all options that are properly elected for exchange and are not validly withdrawn. We will give oral or written notice to the eligible option holders generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication.

We will grant the restricted stock units on the restricted stock unit grant date, which is the same U.S. calendar day as the cancellation date. We expect the restricted stock unit grant date to be August 10, 2012. All restricted stock units will be granted under the Plan, and will be subject to a restricted stock unit agreement between you and Dolby. The number of restricted stock units you will receive will be determined in accordance with the exercise price of your exchanged options as described in Section 2; Number of awards; expiration date. Within two (2) weeks following the expiration date, we will send you your restricted stock unit grant agreement (including any country-specific appendix, if applicable). You must accept your restricted stock unit agreement in order to receive your restricted stock units by doing the following:

•	Go to http://equityawardcenter.schwab.com and log in to your account.

•	Select the My Equity Award Account tab to view your restricted stock unit award(s) dated August 10, 2012.

•	Under the Status column, click on the Pending link to view and read the restricted stock unit agreement for each restricted stock unit award.

•	Read the entire restricted stock unit agreement and select the Accept button for each restricted stock unit award.

You will receive the shares subject to the restricted stock units when and if your restricted stock units vest, in accordance with the vesting schedule described in Section 9; Source and amount of consideration; terms of restricted stock units.

Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

7.	Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options elected for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3; Purposes of the offer for a description of the contemplated benefits of the offer to us);

•	There will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•

in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 15% in either the Dow Jones Industrial Average, the Nasdaq Index or the Standard & Poor’s 500 Index from the date of commencement of the offer,

•

the commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

•	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•

A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible awards;

•

There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12; Status of options acquired by us in the offer; accounting consequences of the offer);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•

Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3; Purposes of the offer for a description of the contemplated benefits of the offer to us); or

•

Any rules or regulations by any governmental authority, the New York Stock Exchange, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Dolby that will or are likely to result in a material impairment of the contemplated benefits of the offer to us (see Section 3; Purposes of the offer for a description of the contemplated benefits of the offer to us).

If any of the above events occur, we may:

•	Terminate the offer and promptly return all eligible options properly elected for exchange to the holders of such options;

•	Complete and/or extend the offer and, subject to your withdrawal rights, retain all eligible options elected for exchange until the extended offer expires;

•	Amend the terms of the offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7; Conditions of the offer will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

8.	Price range of shares underlying the awards.

The Dolby common stock that underlies your awards is traded on the New York Stock Exchange under the symbol “DLB.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the New York Stock Exchange.

	High	Low
Fiscal Year Ended September 28, 2012
1st Quarter	$33.95	$25.70
2nd Quarter	$39.69	$30.33
3rd Quarter	$45.83	$36.03
4th Quarter (through July 11, 2012)	$42.70	$38.07

Fiscal Year Ended September 30, 2011
1st Quarter	$69.69	$56.69
2nd Quarter	$68.88	$46.80
3rd Quarter	$51.59	$41.44
4th Quarter	$45.36	$27.36

Fiscal Year Ended September 24, 2010
1st Quarter	$47.80	$37.25
2nd Quarter	$59.73	$47.02
3rd Quarter	$69.72	$58.09
4th Quarter	$70.14	$52.19

On July 11, 2012, the closing price of our common stock, as reported by the New York Stock Exchange, was $38.27 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.	Source and amount of consideration; terms of restricted stock units.

Consideration.

We will issue restricted stock units in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. Restricted stock units are equity awards under which Dolby promises to issue common stock in the future, provided the vesting criteria are satisfied. Subject to the terms and conditions of this offer, upon our acceptance of your options that are properly elected for exchange, you will be entitled to receive restricted stock units based on the exercise price of your exchanged options as described in Section 2; Number of awards; expiration date. Fractional restricted stock units will be rounded down to the nearest whole restricted stock unit on a grant by grant basis. You do not have to make any cash payment to Dolby to receive your restricted stock units or the common stock upon vesting.

If Computershare receives and we accept elections to exchange from eligible option holders of all options eligible to be exchanged (a total of options to purchase 2,789,870 shares) subject to the terms and conditions of this offer, we will grant restricted stock units covering a total of approximately 820,215 shares of our common stock, or approximately 1.7% of the total shares of our common stock outstanding as of July 11, 2012.

General terms of restricted stock units.

Restricted stock units will be granted under the Plan, and subject to a restricted stock unit agreement between you and Dolby. Restricted stock units are a different type of equity award from stock options and therefore, the terms and conditions of the restricted stock units will vary from the terms and conditions of the options that you elected for exchange, but such changes generally will not substantially and adversely affect your rights. The current forms of the restricted stock unit agreement (including any country-specific appendix, if applicable) under the Plan are incorporated by reference to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the Plan and the current forms of the restricted stock unit agreement are available on the SEC website at www.sec.gov. However, you should note that the vesting schedule of your restricted stock units will differ from your exchanged options, as described below.

The following description summarizes the material terms of the Plan. Our statements in this Offer to Exchange concerning the Plan and the restricted stock units are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plan and the current forms of the restricted stock unit agreement under the Plan, which are available on the SEC website at www.sec.gov. The current forms of the restricted stock unit agreement under the Plan are incorporated by reference to the Schedule TO with which this Offer to Exchange has been filed. Please contact Computershare to receive a copy of the Plan, and the current forms of the restricted stock unit agreement. Computershare will promptly furnish to you copies of these documents upon request at our expense. For copies of the documents, please contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time.

2005 Stock Plan, as amended.

The Plan permits the granting of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance units, performance bonus awards or performance shares. The number of shares of common stock subject to options outstanding as of July 11, 2012 under the Plan is 7,020,112 shares. The maximum number of shares of common stock reserved for issuance under the Plan will be reduced by 1.6 shares for every one (1) restricted stock unit granted, and by one (1) share for every one (1) option granted under such Plan. The Plan is administered by our board of directors or a committee appointed by our board of directors, which we refer to as the “Administrator.” Subject to the other provisions of the Plan, the Administrator has the power to determine the terms, conditions and restrictions of the restricted stock units granted, including the number of restricted stock units and the vesting criteria.

Purchase price.

The Administrator of the Plan generally has the authority to determine the terms and conditions of awards granted under the Plan. Restricted stock units granted under the Plan do not have a purchase price. As a result, you do not have to make any cash payment to Dolby to receive your restricted stock units or the common stock upon vesting.

Vesting.

The vesting applicable to restricted stock units granted under the Plan generally is determined by the Administrator in accordance with the terms of the Plan. The restricted stock units granted under this offer will be subject to a set vesting schedule. Each restricted stock unit will vest as follows:

•	As described further below, vesting generally will be subject to the restricted stock unit holder continuing to be a service provider of the Dolby Group through each relevant vesting date.

•

The vesting schedule of the restricted stock units will be determined on a grant-by-grant basis, based on the extent to which the exchanged options are vested as of the start of the offer as outlined in the below table.

•	Restricted stock units granted to the CEO and his executive direct reports will have an extended vesting schedule.

•	None of the restricted stock units will be vested on the restricted stock unit grant date.

•	No restricted stock units will be scheduled to vest earlier than one (1) year from the restricted stock unit grant date.

•	The annual vesting date will be the anniversary of the restricted stock unit grant date.

The vesting schedule of the granted restricted stock units will be as follows:

All Eligible Option Holders Other than the CEO and CEO Executive Direct Reports

Exchanged Option Grant’s Vesting Status as of the Start of the Offer	Restricted Stock Unit Vesting Schedule

90% - 100% vested	100% of the restricted stock units will vest on the first anniversary of the restricted stock unit grant date

50% - 89% vested

33% of the restricted stock units will vest on the first anniversary of the restricted stock unit grant date and 67% of the restricted stock units will vest on the second anniversary of the restricted stock unit grant date

Less than 50% vested

25% of the restricted stock units will vest on the first anniversary of the restricted stock unit grant date; 25% of the restricted stock units will vest on the second anniversary of the restricted stock unit grant date; and 50% of the restricted stock units will vest on the third anniversary of the restricted stock unit grant date

CEO and CEO Executive Direct Reports

Exchanged Option Grant’s Vesting Status as of the Start of the Offer	Restricted Stock Unit Vesting Schedule

90% - 100% vested

50% of the restricted stock units will vest on the first anniversary of the restricted stock unit grant date and 50% of the restricted stock units will vest on the second anniversary of the restricted stock unit grant date

50% - 89% vested

50% of the restricted stock units will vest on the second anniversary of the restricted stock unit grant date and 50% of the restricted stock units will vest on the third anniversary of the restricted stock unit grant date

Less than 50% vested

50% of the restricted stock units will vest on the third anniversary of the restricted stock unit grant date and 50% of the restricted stock units will vest on the fourth anniversary of the restricted stock unit grant date

We expect the restricted stock unit grant date will be August 10, 2012. Vesting of your restricted stock units is subject to the following conditions:

•

Vesting on any given vesting date is subject to your continued service with the Dolby Group through that vesting date. If your service with the Dolby Group terminates (except in certain circumstances following a change in control of Dolby) before your restricted stock units vest, your restricted stock units will expire unvested and you will not be issued any shares of common stock pursuant to your restricted stock unit award. (See Section 1; Eligibility)

•	After the restricted stock units vest, continued service with the Dolby Group is not required to retain the common stock issued under the restricted stock units.

•

We will make minor modifications to the vesting schedule of any restricted stock units to eliminate fractional vesting (such that a whole number of restricted stock units will vest on each vesting date); this will be done by rounding down to the nearest whole number of restricted stock units that will vest on each vesting date and fractional shares, if any, will be accumulated until the vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, subject to your continued service with the Dolby Group through such date, with any fractional shares remaining thereafter, accumulated. (See Section 9; Source and amount of consideration; terms of restricted stock units)

Example 1:

Assume that an eligible option holder, who is not the CEO or his executive direct report, elects to exchange an eligible option grant covering 1,500 shares with an exercise price of $52.00 per share and the eligible option grant was 56% vested as of the start of the offer. Assume that on August 10, 2012 (the expected expiration date of the offer), the eligible option holder surrenders the eligible option grant and, in accordance with the exchange ratios listed in Section 2; Number of awards; expiration date above, receives 454 restricted stock units. Subject to the eligible option holder continuing to provide service to the Dolby Group through each such relevant date, the vesting schedule of the restricted stock units will be as follows:

Vesting Schedule

0 shares will be vested as of August 10, 2012.

149 shares (or 33% of the restricted stock units) will vest on the first anniversary of the restricted stock unit grant date.

305 shares (or 67% of the restricted stock units) will vest on the second anniversary of the restricted stock unit grant date.

The eligible option grant was 56% vested on the offer’s start date. None of the restricted stock units will be vested on the restricted stock unit grant date. The restricted stock units will vest in annual installments such that 33% of the restricted stock units vest on the first anniversary of the restricted stock unit grant date and the remaining 67% vest on the second anniversary of the restricted stock unit grant date, subject to the eligible option holder continuing to provide services to the Dolby Group through each such respective vesting date.

Restricted stock units that do not vest will be forfeited to Dolby.

Vesting

Form of payout.

Restricted stock units granted under this offer and subsequently earned by a recipient will be paid out in shares of our common stock. The Company will satisfy all tax withholding obligations in the manner specified in your restricted stock unit agreement.

Adjustments upon certain events.

Events Occurring Before the Restricted Stock Unit Grant Date. Although we are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you elected for exchange and your options will be treated in accordance with the Plan and award agreement under which they were granted. Further, if Dolby is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no restricted stock units in exchange for them. If Dolby is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new restricted stock units, including any adjustments to the purchase price and number of shares that will be subject to the restricted stock units. Under such circumstances, the type of security and the number of shares covered by your restricted stock unit award would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive restricted stock units covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you elected for exchange or than the number you would have received pursuant to the restricted stock units if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, eligible option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our service providers before the completion of this option exchange program. Termination of your service for this or any other reason before the restricted stock unit grant date means that the election to exchange eligible options will not be accepted, you will keep your eligible options in accordance with their original terms, and you will not receive any restricted stock units or other benefit for your eligible options.

Events Occurring After the Restricted Stock Unit Grant Date. If, through or as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other similar transaction, the Administrator determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or the potential benefits) under the Plan, then the Administrator will, in such manner as it deems equitable, adjust the number and class of shares which may be delivered under the Plan, and the number, class and price of shares subject to outstanding awards under the Plan.

In the event of a merger or change in control (as defined in the Plan) of Dolby, awards granted under the Plan may be (i) assumed or substituted for, (ii) replaced with a cash incentive program, or (iii) terminated. Unless determined otherwise by the Administrator, in the event that the successor corporation does not assume, substitute or replace an award, the award holder will fully vest in the award and with respect to options and stock appreciation rights, have the right to fully exercise such options or stock appreciation rights. In such case, with respect to options and stock appreciation rights, the Administrator will notify the award holder that the options or stock appreciation rights will be exercisable for a period of up to fifteen (15) days from the date of the notice and thereafter the option or stock appreciation right will terminate. Further, awards held by outside directors, will fully vest immediately prior to the merger or change in control. With respect to awards granted to Dolby employees, if the employee is terminated without cause (as defined in the Plan) or resigns for good reason (as defined in the Plan), in either event within the twelve (12) month period following the change in control, he or she will receive one (1) year of additional vesting for each full year of service performed for Dolby or any related entity (as defined in the Plan).

Transferability of restricted stock units.

Unless the Administrator indicates otherwise in your award agreement, restricted stock units generally may not be transferred, other than by will or the laws of descent and distribution.

Registration and sale of shares underlying restricted stock units.

All of Dolby’s shares of common stock issuable upon the vesting of the restricted stock units have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Dolby for purposes of the Securities Act, you will be able to sell the shares issuable upon receipt of your restricted stock units free of any transfer restrictions under applicable U.S. securities laws.

Federal income tax consequences.

You should refer to Section 14; Material income tax consequences for a discussion of the U.S. federal income tax consequences of the restricted stock units and exchanged options, as well as the consequences of accepting or rejecting this offer.

If you participate in the offer and are an employee residing in Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates, or the United Kingdom, please refer to Schedules C through S of this Offer to Exchange for a description of the local tax, social insurance and other legal consequences that may apply to you. Additionally, option holders who currently work in the United States or one of the seventeen other eligible countries but who have worked in Australia and/or Canada between the grant date and vesting date(s) (i.e., the vesting period) of their eligible options should carefully review the potentially adverse tax effects in Australia and/or Canada of participating in the offer (see Schedules T and U of this Offer to Exchange).

If you are a citizen or resident of more than one country, transferred employment to another country since the date your eligible options were granted or are considered a resident of another country for local law purposes, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer.

10.	Information concerning Dolby.

Our principal executive offices are located at 100 Potrero Avenue, San Francisco, California 94103, U.S.A. and our telephone number is (415) 558-0200. Questions regarding this offer should be directed to the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time.

Dolby has participated in the entertainment industry for more than 45 years. We provide products, services, and technologies to capture, distribute, and play back entertainment content that gives consumers a premium entertainment experience, regardless of how or where they choose to enjoy it. Our core strengths range from our expertise in digital signal processing and compression technology to our long history of providing products, tools, and technologies to participants in the entertainment industry at each stage in the content creation, distribution, and playback process. We provide products and services that enable content creators and distributors to produce, encode, and transmit content with our premium audio technologies, and we license decoding technologies to the manufacturers of entertainment devices to ensure that content is ultimately experienced as the creator and distributor intended.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K, as amended, for the fiscal year ended September 30, 2011, and quarterly report on Form 10-Q for the fiscal quarter ended March 30, 2012, are incorporated herein by reference. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

We had a book value of $16.63 per share as of March 30, 2012.

The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	Fiscal Year Ended September 24, 2010	Fiscal Year Ended September 30, 2011	Fiscal Year to Date Ended March 30, 2012
Ratio of earnings to fixed charges	433.3	579.7	874.0

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by Dolby to be representative of the interest factor of rental payments under operating leases.

Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K, as amended, for our fiscal year ended September 30, 2011, and from our quarterly report on Form 10-Q for the fiscal quarter ended March 30, 2012. Please also see Section 18 of this Offer to Exchange titled “Financial Statements” for additional information.

11.	Interests of directors and executive officers; transactions and arrangements concerning the options.

A list of our current directors and executive officers as of July 16, 2012 is attached to this Offer to Exchange as Schedule A. Our executive officers may participate in this offer. However, the non-employee members of our board of directors may not participate in this offer. As of July 11, 2012, our executive officers and directors (thirteen (13) persons) as a group held options unexercised and outstanding under the Plan to purchase a total of 1,739,455 of our shares, which represented approximately 24.8% of the shares subject to all options outstanding under the Plan as of that date.

The following tables below sets forth the beneficial ownership of each of our current executive officers and directors of options outstanding as of July 11, 2012. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock, which was 7,215,386 as of July 11, 2012. Our executive officers are eligible to participate in the offer. However, the non-employee members of our board of directors are not eligible to participate in the offer.

Name	Position	Number of Options Outstanding	Percentage of Total Outstanding Options
Kevin Yeaman	President, Chief Executive Officer and Director	681,000	9.4%
Lewis Chew	Executive Vice President and Chief Financial Officer	168,075	2.3%
Ramzi Haidamus	Executive Vice President, Sales and Marketing	275,138	3.8%
Michael Rockwell	Executive Vice President, Products and Technology	281,892	3.9%

Name	Position	Number of Options Outstanding	Percentage of Total Outstanding Options
Andy Sherman	Executive Vice President, General Counsel and Secretary	153,600	2.1%
Peter Gotcher	Chairman of the Board	51,594	*
David Dolby	Director	3,155	*
Nicholas Donatiello, Jr.	Director	0	*
Ted W. Hall	Director	5,000	*
N.W. (Bill) Jasper, Jr.	Director	75,000	1.0%
Sanford R. Robertson	Director	22,501	*
Roger S. Siboni	Director	42,500	*
Avadis Tevanian, Jr.	Director	0	*

*	Less than 1%.

As of July 11, 2012, Ray Dolby and his affiliates, including his family members, had voting power of approximately 99.7% of our outstanding Class B common stock, which in the aggregate represented approximately 92.0% of the combined voting power of our outstanding Class A and Class B common stock. Ray Dolby does not beneficially own any options and is not eligible to participate in the offer. The address of Ray Dolby and his affiliates is c/o Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, California 94103, U.S.A.

Except as otherwise described below, neither we nor, to the best of our knowledge, any of our directors, executive officers or affiliates, were engaged in transactions involving options to purchase our common stock or in transactions involving our common stock during the sixty (60) days prior to July 16, 2012.

Name of Executive Officer/ Director/Affiliate	Date of Transaction	Amount of Securities Involved	Price Per Share	Type of Transaction
David Dolby	6/16/2012	125	$0.0000	Vesting of restricted stock units
	6/16/2012	53	$42.5000	Stock withheld from vested restricted stock units for tax withholding
Peter Gotcher	7/9/2012	4,002	$40.6600	Sale of common stock*
Ramzi Haidamus	6/18/2012	937	$31.9100	Acquisition of common stock through option exercise*
	6/18/2012	937	$42.1400	Sale of common stock*
Kevin Yeaman	6/25/2012	4,749	$41.1800	Sale of common stock*

*	Transaction conducted pursuant to a Rule 10b5-1 trading plan

Pursuant to the stock repurchase program approved by our board of directors and described in our SEC filings, we repurchased an aggregate of 1,559,956 shares of our common stock at an average price per share of $41.83 for an aggregate of $65,250,846 during the sixty (60) days prior to July 16, 2012.

Except as otherwise described in this Offer to Exchange or in our filings with the SEC, including our Definitive Proxy Statement filed with the SEC on December 29, 2011, other than outstanding options to purchase common stock and restricted stock units granted from time to time pursuant to our equity compensation plans and Rule 10b-5 trading plans adopted by (i) certain of our executive officers and directors, (ii) Ray and Dagmar Dolby as Trustees of the Ray Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999, (iii) Ray and Dagmar Dolby, as Trustees of the Ray Dolby 2002 Trust A dated April 19, 2002, (iv) Ray and Dagmar Dolby, as Trustees of the Ray Dolby 2002 Trust B dated April 19, 2002, (v) Ray and Dagmar Dolby, as Trustees of the Ray Dolby 2011 Trust A dated December 14, 2011, and (vi) Ray and Dagmar Dolby, as Trustees of the Ray Dolby 2011 Trust B dated December 14, 2011, and except as set forth in this Offer to Exchange, neither we nor, to our knowledge, any of our directors, executive officers or affiliates, is a party to any contract, arrangement, understanding or relationship with any other person with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

12.	Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we acquire through the offer will be cancelled, but the shares subject to those options will not be returned to the pool of shares available for grants of new awards under the Plan and will not be available to be reissued under the Plan.

We account for share-based payments in accordance with Accounting Standards Codification 718 (“ASC 718”). Under ASC 718, we will recognize incremental compensation expense, if any, resulting from the restricted stock units granted pursuant to the offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of the restricted stock units granted in exchange for the exchanged options, measured as of the restricted stock unit grant date, over the fair value of the exchanged options, measured immediately prior to the exchange. Any incremental compensation expense related to the restricted stock units issued in the exchange program will be recognized ratably over the vesting period of the restricted stock units. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of service, any incremental compensation expense of the forfeited restricted stock units will not be recognized.

Since the offer has been structured to replace underwater options with restricted stock units of similar or lesser value, the Company expects to recognize only a minimal amount of incremental compensation expense. This minimal incremental compensation could include compensation expense that might result from fluctuations in our stock price after the exchange ratios are set (which will occur shortly before the exchange program begins) but before the exchange actually occurs. As a result, the exchange program will allow the Company to realize real incentive and retention benefits from the restricted stock units issued, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of restricted stock units as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any New York Stock Exchange listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept elected options for exchange and to issue restricted stock units for elected options is subject to the conditions described in Section 7; Conditions of the offer.

If we are prohibited by applicable laws or regulations from granting restricted stock units on the restricted stock unit grant date, we will not grant any restricted stock units. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the restricted stock unit grant date we will not grant any restricted stock units and you will not receive any other benefit for the options you elected to exchange and your eligible options will not be accepted for exchange.

14.	Material income tax consequences.

Material U.S. federal income tax consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for restricted stock units pursuant to the offer for eligible option holders subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of award holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

We recommend that you consult your tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

Eligible option holders who exchange outstanding options for restricted stock units generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Restricted stock units.

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income as the shares subject to the restricted stock units vest at which time they can no longer be forfeited and we will deliver the shares to you. At the same time, Dolby will also typically have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares. With regard to the shares issued pursuant to the restricted stock units granted under the offer, you will not have paid any amount for the shares. The Company will satisfy all tax withholding obligations in the manner specified in your restricted stock unit agreement. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of restricted stock units generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than twelve (12) months are subject to long-term capital gain or loss, while shares held twelve (12) months or less are subject to short-term capital gain or loss.

You also should note that if your restricted stock units constitute “deferred compensation” within the meaning of Section 409A and (1) the vesting of all or a portion of your restricted stock units is accelerated in connection with your separation from service with the Dolby Group, and (2) you are a “specified employee” (generally, a highly placed officer of the Company) at that time, then the delivery of accelerated shares under your restricted stock unit award may need to be delayed by six (6) months in order to allow you to avoid the imposition of additional taxation under Section 409A.

We recommend that you consult your own tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.

Stock options.

If you participate in this offer, your eligible options will be exchanged for restricted stock units. So that you are able to compare the tax consequences of new restricted stock units to that of your eligible options, we have included the following summary as a reminder of the tax consequences generally applicable to nonstatutory stock options under U.S. federal tax law.

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than twelve (12) months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.

If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

We recommend that you consult your tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.

In addition, if you are a citizen or resident of more than one country, transferred employment to another country since the date your eligible options were granted or are considered a resident of another country for local law purposes, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the restricted stock units are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the restricted stock units as a replacement grant). We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

If you participate in the offer and are an employee residing in Brazil, China, France, Germany, Hong Kong, India, Japan, Korea, the Netherlands, Poland, Russia, Singapore, Spain, Sweden, Taiwan, United Arab Emirates or the United Kingdom, please refer to Schedules C through S of this Offer to Exchange for a description of the local tax, social insurance and other legal consequences of participating in this offer. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction. Additionally, option holders who currently work in the United States or one of the seventeen other eligible countries but who have worked in Australia and/or Canada between the grant date and vesting date(s) (i.e., the vesting period) of their eligible options should carefully review the potentially adverse tax effects in Australia and/or Canada of participating in this offer (see Schedules T and U of this Offer to Exchange).

15.	Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7; Conditions of the offer has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw elections to exchange eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7; Conditions of the offer occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7; Conditions of the offer has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to eligible option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before cancellation under the offer, that particular option grant is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option grant that was elected for exchange before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option grant would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17.	Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.	Our annual report on Form 10-K for our fiscal year ended September 30, 2011, filed with the SEC on November 23, 2011, as amended on November 30, 2011;

2.	Our definitive proxy statement on Schedule 14A for our 2012 annual meeting of stockholders, filed with the SEC on December 29, 2011;

3.

Our quarterly report on Form 10-Q for our fiscal quarter ended December 30, 2011, filed with the SEC on February 3, 2012, and our quarterly report on Form 10-Q for our fiscal quarter ended March 30, 2012, filed with the SEC on May 8, 2012;

4.

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 30, 2004 and any further amendment or report filed thereafter for the purpose of updating such description; and

5.	The information contained in our current reports on Form 8-K filed with the SEC, except to the extent that information therein is furnished and not filed with the SEC.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 U.S.A. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, California, 94103, U.S.A. Attention: Director, Compensation and Benefits.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.	Financial statements.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K, as amended, for the fiscal year ended September 30, 2011, and quarterly report on Form 10-Q for the fiscal quarter ended March 30, 2012, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K, as amended, for our fiscal year ended September 30, 2011, and from our quarterly report on Form 10-Q for the fiscal quarter ended March 30, 2012. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17; Additional information.

19.	Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will awards be accepted from the award holders working in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information other than the information and representations contained in the Offer to Exchange and in the related offer documents, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Dolby Laboratories, Inc.

July 16, 2012

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF DOLBY LABORATORIES, INC.

The directors and executive officers of Dolby Laboratories, Inc. as of July 16, 2012, are set forth in the following table:

Name	Position and Offices Held
Kevin Yeaman	President, Chief Executive Officer and Director
Lewis Chew	Executive Vice President and Chief Financial Officer
Ramzi Haidamus	Executive Vice President, Sales and Marketing
Michael Rockwell	Executive Vice President, Products and Technology
Andy Sherman	Executive Vice President, General Counsel and Secretary
Peter Gotcher	Chairman of the Board
David Dolby	Director
Nicholas Donatiello, Jr.	Director
Ted W. Hall	Director
N.W. (Bill) Jasper, Jr.	Director
Sanford R. Robertson	Director
Roger S. Siboni	Director
Avadis Tevanian, Jr.	Director

The address of each executive officer and director is:

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, California 94103 U.S.A.

Our executive officers are eligible to participate in the offer. The non-employee members of our board of directors are not eligible to participate in this offer.

A-1

SCHEDULE B

SUMMARY FINANCIAL INFORMATION OF DOLBY LABORATORIES, INC.

The following selected consolidated financial information should be read in conjunction with our audited consolidated financial statements and the related notes thereto for the year ended September 30, 2011 incorporated by reference in this document from our annual report on Form 10-K for the year ended September 30, 2011, as amended, and our unaudited consolidated financial statements and the related notes thereto for the quarter ended March 30, 2012 incorporated by reference in this document from our quarterly report on Form 10-Q for the quarter ended March 30, 2012. The consolidated statement of operations information for the fiscal years ended September 30, 2011 and September 24, 2010, and the consolidated balance sheet information as of September 30, 2011 and September 24, 2010 are derived from our audited consolidated financial statements incorporated by reference in this document. The consolidated statement of operations information for the fiscal year-to-date periods ended March 30, 2012 and April 1, 2011, and the consolidated balance sheet information as of March 30, 2012 are derived from our unaudited consolidated financial statements incorporated by reference in this document.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

(in thousands, except per share amounts)

	Fiscal Year Ended		Fiscal Year-to-Date Period Ended
	September 24, 2010	September 30, 2011	April 1, 2011	March 30, 2012
Total revenue	$922,713	$955,505	$492,738	$493,637
Total cost of revenue	131,815	111,171	57,596	44,002
Gross margin	790,898	844,334	435,142	449,635
Operating income	429,381	429,733	229,672	222,339
Income before provision for income taxes	437,012	440,643	233,560	225,719
Provision for income taxes	(154,185)	(130,061)	(64,313)	(64,036)
Net income including controlling interest	282,827	310,582	169,247	161,683
Net income attributable to Dolby Laboratories, Inc.	283,447	309,267	168,448	161,279

Net income per share:
Basic	$2.50	$2.78	$1.50	$1.48
Diluted	$2.46	$2.75	$1.48	$1.48
Weighted-average shares outstanding:
Basic	113,452	111,444	112,086	108,650
Diluted	115,388	112,554	113,535	109,242

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	September 24, 2010	September 30, 2011	March 30, 2012
Total current assets	$1,060,413	$1,158,598	$1,294,005
Total assets	1,711,772	1,884,387	1,985,400
Total current liabilities	165,756	159,385	149,798

B-1

Total liabilities	217,093	199,037	198,233
Total stockholders’ equity – Dolby Laboratories, Inc.	1,473,737	1,663,513	1,764,787
Controlling interest	20,942	21,837	22,380
Total stockholders’ equity	1,494,679	1,685,350	1,787,167
Total liabilities and stockholders’ equity	1,711,772	1,884,387	1,985,400

B-2

SCHEDULE C

GUIDE TO TAX ISSUES IN BRAZIL

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Brazil. This summary is based on the tax laws in effect in Brazil as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Brazil.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not social insurance contributions, when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting. The income is considered ordinary income and will be subject to taxation at your marginal income tax rate.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting, less an exempt amount. You will be subject to capital gains tax only if your capital gain exceeds the exemption threshold.

C-1

Withholding and Reporting

Your employer is not required to withhold or report tax when your restricted stock units vest. You are responsible for reporting and paying any income tax resulting from the vesting of your restricted stock units and the sale of your shares.

Other Information

Exchange Control Information

You must prepare and submit a declaration of assets and rights held outside of Brazil to the Central Bank on an annual basis. The assets and rights that must be reported include any shares acquired at the vesting of the restricted stock units. Note that if your assets and rights held outside of Brazil are valued at less than US$100,000, you will not be required to submit a declaration. This threshold is subject to change each year upon determination of the Central Bank.

C-2

SCHEDULE D

GUIDE TO TAX ISSUES IN THE PEOPLE’S REPUBLIC OF CHINA

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in the People’s Republic of China (“PRC”). This summary is based on the tax laws in effect in the PRC as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in the PRC.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units/Sale of Shares

You will be subject to income tax when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You should not be subject to social insurance contributions on this amount.

If you are a PRC national, due to exchange control restrictions in the PRC, the restricted stock units will be subject to a mandatory sale such that any shares issued at vesting will be immediately sold on your behalf. You will receive the sale proceeds, less any brokerage fees. You will not be entitled to hold any shares issued to you upon vesting of the restricted stock units. Please note that Dolby reserves the right to change its policy with respect to the mandatory sale of shares acquired upon vesting of the restricted stock units based on developments in Chinese exchange control law.

D-1

Because the shares are immediately sold upon vesting, you should not realize a capital gain (or loss).

Withholding and Reporting

Your employer is required to withhold and report income tax when your restricted stock units vest. Your employer may withhold the taxes directly from your salary or you may be required to make a cash payment to your employer for the applicable taxes. Dolby and/or your employer may not deliver the sales proceeds to you until it is satisfied that it has met its tax withholding obligations with respect to your restricted stock units. In the case that Dolby and/or your employer deliver the sales proceeds to you prior to collecting the applicable taxes in relation to your restricted stock units, you will remain liable for all outstanding tax amounts and Dolby may collect these amounts from you by the means described above.

Other Information

Exchange Control Restriction

As described above, to facilitate compliance with exchange control regulations in the PRC, if you are a PRC national you are restricted to an immediate sale of shares upon vesting. In addition, you are required to repatriate the proceeds from the immediate sale of shares to the PRC through a company-managed foreign exchange account or under such other procedures as may be required by Dolby in accordance with exchange control laws. Currently, Dolby will distribute the sales proceeds in U.S. dollars from the foreign exchange account directly to your individual U.S. dollar bank account in the PRC. You are responsible for converting the funds to RMB.

You must comply with all exchange control laws in the PRC. The law in this area changes frequently, and you are urged to consult with a personal legal advisor before your restricted stock units vest.

D-2

SCHEDULE E

GUIDE TO TAX ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in France. This summary is based on the tax laws in effect in France as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in France.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Neither options nor restricted stock units granted by Dolby are intended to be eligible for favorable tax or social security treatment in France.

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social security contributions when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting. This amount will be characterized as salary income and taxed at your progressive rate. Social security contributions (including general social insurance contribution (CSG) and contribution for the reimbursement of social insurance debt (CRDS)) will also be due on this amount.

E-1

Wealth Tax

Shares acquired upon vesting of the restricted stock units are included in your personal estate and must be declared to the tax authorities if the total value of your taxable personal estate (including your household) exceeds a certain amount as valued on January 1. You should review the valuation rules applicable to your shares with your professional advisor if you are uncertain whether the wealth tax applies to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax if the total proceeds exceed a certain amount. The taxable amount will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date of vesting.

If you realize a capital loss upon sale of the shares, it may be offset against capital gains arising from the sale of securities realized by you and your household during the same time or during the ten (10) following years. This capital loss may not be offset against other types of income.

New Surtax

The Finance Bill for 2012 provides for a surtax on all types of income exceeding certain thresholds. This new surtax will apply to all kinds of income received (including income at vesting and capital gain at sale of the shares). Please contact your personal tax advisor regarding a potential surtax reduction.

Withholding and Reporting

Your employer is required to report but not withhold income tax when your restricted stock units vest.1 Your employer is required to report the income on its annual declaration of salaries of the year following the year of vesting which is filed with the tax authorities, to report the vesting in your monthly pay slip and to withhold and report all applicable social security contributions. Social security contributions will be withheld at the maximum rate and any difference between the amount withheld and the amount due will be paid to you through payroll.

You are responsible for reporting and paying any tax resulting from the vesting of your restricted stock units and the subsequent sale of shares.

[1]

Your employer may be required to withhold income tax if you were granted restricted stock units while you were a tax resident of France, but vest in the restricted stock units after you have transferred from France and are no longer a tax resident of France.

E-2

SCHEDULE F

GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Germany.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling), the solidarity surcharge, and church tax (if applicable) when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

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You may be eligible for a tax deduction because this income results from the acquisition of shares in your employer’s parent company. You should consult with your personal tax advisor to determine if you are eligible for a tax deduction.

Additionally, the restricted stock unit income may be subject to the “one-fifth” rule (the “Füenftelregelung”). The one-fifth rule generally is applicable if you receive income in a certain calendar year, but the income has not been earned in that calendar year only. If the one-fifth rule applies, it may result in favorable tax treatment for some individuals. However, the one-fifth rule has no benefit if you are subject to tax at the maximum marginal tax rate on your regular salary income. You may claim the benefit of the one-fifth rule even if your employer does not withhold at this rate. The rule is complex and you should consult your personal tax advisor to determine if you are eligible.

Sale of Shares

Since you will acquire the shares from the restricted stock units on or after January 1, 2009, you will be subject to capital gains tax at a flat rate (plus solidarity surcharge and church tax, if applicable) upon the sale of shares, provided: (1) you do not own 1% or more of Dolby’s stated capital (and have not owned 1% or more at any time in the last five years); and (2) the shares are not held as business assets (this requirement should be met since your shares are issued pursuant to restricted stock units granted to you as an employee). Certain deductions may be available. You should consult with your personal tax advisor to determine if you are eligible for a tax deduction.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling), the solidarity surcharge and church tax (if applicable) when your restricted stock units vest. Your employer will report the income on your Lohnsteuerkarte when your restricted stock units vest.

You are responsible for paying any difference between your actual tax liability and the amount withheld. You are also responsible for including any income realized under the Plan in your annual tax return and you are responsible for reporting and paying any taxes resulting from the sale of your shares or the receipt of any dividends.

Other Information

Exchange Control Information

For statistical purposes, cross-border payments in excess of €12,500 must be reported monthly to the German Central Bank. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000. You are responsible for completing the necessary reports.

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SCHEDULE G

GUIDE TO TAX ISSUES IN HONG KONG

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Hong Kong. This summary is based on the tax laws in effect in Hong Kong as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Hong Kong.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not Mandatory Provident Fund (“MPF”) contributions, when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting. If the alternative standard rate of salaries tax on all income without deduction is more favorable than your marginal rate, you will be taxed at the standard rate.

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Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will not be subject to tax on any gain you realize.

Withholding and Reporting

Your employer is not required to withhold income tax when your restricted stock units vest. However, your employer is required to report the income recognized at vesting to the Inland Revenue Department on its annual employer’s Return of Remuneration and Pensions. You are responsible for reporting and paying any tax resulting from the vesting of the new restricted stock units.

Other Information

SECURITIES WARNING:

The Offer to Exchange, your election form, any exchange documents and your Award Agreement (including any country-specific appendix) do not constitute a public offering of securities under Hong Kong law and are available only to eligible employee option holders of the Dolby Group. The documents you may receive with the Offer to Exchange have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Offer to Exchange, any new restricted stock units that you may receive for the exchange of eligible options and any documentation related thereto are intended solely for the personal use of each eligible employee and may not be distributed to any other person. If you are in doubt about any of the contents of the Offer to Exchange, you should consult with your personal legal counsel, accountant, financial and/or tax advisors.

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SCHEDULE H

GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in India. This summary is based on the tax laws in effect in India as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in India.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not provident fund or other social insurance contributions, when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting as determined by an Indian Merchant Bank.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting as determined by an Indian Merchant Bank. If

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you hold the shares for more than one year after the vesting date, you will be taxed at the more favorable long-term capital gains tax rate when you sell the shares. If you hold the shares for one year or less after the vesting date, you will be taxed at the short-term capital gains tax rate, which is the same as your marginal income tax rate, when you sell the shares.

Withholding and Reporting

Your employer is required to withhold and report tax when your restricted stock units vest. You are responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

Other Information

Exchange Control Information

You must repatriate the proceeds from the sale of any shares acquired at the vesting of the restricted stock units to India within 90 days after receipt of the proceeds. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

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SCHEDULE I

GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Japan.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

The Japanese tax treatment of the exchange of eligible options for restricted stock units is uncertain because there are no specific tax provisions related to such an exchange. You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange. However, we recommend that you consult your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the potential tax consequences of the option exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not to social insurance contributions, when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting. This income will likely be characterized as remuneration income and taxed at your progressive rate.

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Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. You may be eligible for a reduced tax rate if certain conditions are met. Please consult with your personal tax advisor to find out if you are eligible for a reduced rate.

Withholding and Reporting

Historically, your employer has not been required to withhold or report income tax or social insurance contributions when your restricted stock units vest and shares are issued to you. However, as long as the Company has at least a 50% ownership stake in your employer, starting with vestings occurring in 2012, your employer will report information on the income you receive from the vesting of your restricted stock units to the Japanese tax authorities on an annual basis, by March 31st of the year following the year in which the vesting occurred. Your employer will not withhold the taxes due at vesting, so it continues to be your responsibility to report and pay any taxes resulting from the vesting of your restricted stock units, as well as from the sale of your shares and the receipt of any dividends.

Other Information

Offshore Assets Reporting

Pursuant to a new law (the “Offshore Remittance, etc. Reporting Requirement Law”), you are required to report details of any assets you hold outside of Japan as of December 31, including shares of the Company’s stock, to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due from you by March 15th each year. Please check with your personal tax advisor as to whether this reporting obligation applies to you and whether you will be required to report details of your outstanding restricted stock units, as well as Company shares, in the report.

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SCHEDULE J

GUIDE TO TAX ISSUES IN (SOUTH) KOREA

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Korea.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting, unless the amount of shares (and any other Dolby shares) sold in that year is less than the exempt amount. Any gain you realize on stock assets that exceeds the exempt amount will be subject to capital gains tax. You will not be subject to the securities transaction tax when you sell the shares.

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Withholding and Reporting

Your employer is not required to withhold or report income tax when your restricted stock units vest, but may be required to withhold social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You are responsible for reporting and paying any income tax resulting from the vesting of your restricted stock units and the sale of your shares.

You must file a tax return with the National Tax Service and pay any applicable tax by May 31 of the year following the year the income is received. Alternatively, you may join a taxpayer’s association whereby you routinely report your overseas income, in which case you will be eligible for a tax deduction.

Other Information

Exchange Control Information

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within eighteen months of the sale. It is your responsibility to comply with this regulation.

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SCHEDULE K

GUIDE TO TAX ISSUES IN THE NETHERLANDS

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units, or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in the Netherlands.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. In particular, eligible employees who were subject to tax in the Netherlands during all or a part of the vesting period of the eligible options, but who are no longer working in or resident in the Netherlands at the time of the exchange, should review the disclosure below carefully.

Tax Information

Dutch Tax Ruling

The taxation of the exchange of stock options in the Netherlands is uncertain. Accordingly, Dolby sought has obtained a tax ruling from the Dutch tax authorities confirming that employees will not be subject to tax as a result of the exchange of eligible options for the new restricted stock units (the “Dutch Tax Ruling”). As a condition to participation, you will be required to accept the terms of the Dutch Tax Ruling if you worked in the Netherlands between the grant date and the vesting date(s) of any of your eligible options. To participate in the Offer to Exchange and accept the Dutch Tax ruling, you must agree to the terms of the Dutch Tax Ruling by submitting your consent with your election to participate in the Offer to Exchange.

You are not eligible to participate in the offer unless you agree to the terms of the Dutch Tax Ruling at the time you elect to participate, even if you are no longer resident in the Netherlands. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the consequences of agreeing to the terms of the Dutch Tax Ruling and your participation in the offer.

Option Exchange

The following discussion assumes your acceptance of the favorable Dutch Tax Ruling.

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Investment Tax

You will be subject to an investment yield tax (Box III income) based on the value of all taxable assets (including your shares) that you own on January 1 of the calendar year at issue, subject to an annual exemption. You are responsible for paying any investment tax due as a result of holding shares. Please consult your tax advisor to determine how this applies to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will not be subject to capital gains tax on any gain you realize (provided you hold less than a 5% interest in Dolby as a private investment).

Cross-border Tax Implications for Employees Who Transferred Out of the Netherlands

If you worked in the Netherlands between the grant date and the vesting date(s) of the eligible options, to participate in the offer with regard to eligible options in which you vested while you were in the Netherlands and to take advantage of the benefit of the Dutch Tax Ruling, you must accept the terms of the Dutch Tax Ruling. Based on the Dutch Tax Ruling, you will not be subject to tax on the exchange of your eligible options for restricted stock units. Instead you will be subject to Dutch income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest on the fair market value of the shares issued to you at vesting on a pro-rata basis. The pro-ration will be based on the percentage of time you spent working in the Netherlands as compared to the time you worked outside of the Netherlands between the grant of the exchanged options and the vesting date of the exchanged options.

You are not eligible to participate in the offer with regard to eligible options in which you vested while you were in the Netherlands unless you provide confirmation that you agree to the terms of the Dutch Tax Ruling at the time you elect to participate in the offer. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the consequences of agreeing to the terms of the Dutch Tax Ruling and your participation in the offer.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when your restricted stock units vest. You are responsible for reporting and paying any tax due upon the sale of shares and any investment tax resulting from the acquisition of shares under the Plan on your individual tax return.

Other Information

Securities Law Information

You should also be aware of Dutch insider trading rules which may impact the sale of shares acquired under the Plan. In particular, you may be prohibited from effecting certain share transactions if you have insider information about Dolby. If you are uncertain whether the insider trading rules apply to you, you should consult with your legal advisor.

SCHEDULE L

GUIDE TO TAX ISSUES IN POLAND

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Poland. This summary is based on the tax laws in effect in Poland as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Poland.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

There is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of restricted stock units. The tax consequences of your participation in the offer will likely depend on the legal characterization of the transaction by tax authorities in Poland. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.

Grant of Restricted Stock Units

Although there is no clear guidance under local rules on whether the grant of restricted stock units will be a taxable event, you likely will not be subject to tax when the restricted stock units are granted to you. Please consult your personal tax advisor regarding the potential tax consequences of receiving the grant of restricted stock units.

Vesting of Restricted Stock Units

You likely will be subject to income tax when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting. It is likely that the taxable amount will be characterized as “other income” and taxed at progressive rates since your

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employer does not reimburse Dolby for the cost of the restricted stock units. However, please note that the tax treatment of restricted stock units in Poland is uncertain as the tax authorities and courts have taken varying approaches to the taxation of equity awards, such as restricted stock units. If the income is characterized as “other income” then social insurance contributions should not be due. However, if the income were to be characterized as income from employment, you would be required to pay social insurance contributions on this amount (to the extent the applicable wage ceiling has not been exceeded).

In light of the uncertain tax treatment of restricted stock units in Poland, please consult with your personal tax advisor to determine your tax obligations with respect to the restricted stock units.

Sale of Shares

When you subsequently sell shares acquired at vesting of the restricted stock units, you likely will be subject to personal income tax. The taxable amount will likely be the difference between the sale price and the fair market value of the shares at vesting. The portion of the gain previously taxed at vesting should constitute a tax deductible cost at sale, and therefore, should not be taxed again. You likely are not subject to social insurance contributions on any gain at sale. You are advised to consult with your personal tax advisor to determine your tax obligations with respect to the sale of shares.

Withholding and Reporting

Your employer is not required to withhold or report income tax or social insurance contributions with respect to the exchange or the new restricted stock units. You are responsible for reporting any income and paying any taxes resulting from the exchange, the vesting of your restricted stock units, sale of your shares or the receipt of any dividends. If income is characterized as “other income”, you must calculate and pay monthly tax advances when income is earned. You also must include income in your annual personal tax return.

Other Information

Exchange Control Notice

If you hold foreign securities (including Dolby’s shares) and maintain accounts outside of Poland, you may be required to file certain reports with the National Bank of Poland. Such reports are filed on special forms available on the website of the National Bank of Poland.

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SCHEDULE M

GUIDE TO TAX ISSUES IN RUSSIA

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Russia. This summary is based on the tax laws in effect in Russia as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Russia.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not social insurance contributions, when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting.

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Withholding and Reporting

Your employer is not required to withhold or report tax when your restricted stock units vest. You are responsible for reporting and paying any tax resulting from the vesting of your restricted stock units, the subsequent sale of shares and the receipt of any dividends.

Other Information

Exchange Control Information

You must repatriate the proceeds from the sale of any shares acquired at the vesting of the restricted stock units to Russia within a reasonably short period of time after the sale. You may remit the proceeds to your foreign currency account at an authorized bank in Russia or in a foreign bank opened in accordance with Russian exchange control laws.

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SCHEDULE N

GUIDE TO TAX ISSUES IN SINGAPORE

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Singapore.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Dolby sought and has obtained a tax ruling from the Inland Revenue Authority of Singapore (“IRAS”) with regard to the tax consequences of the Offer to Exchange (the “Singapore Tax Ruling”) because the general tax treatment of an exchange of eligible options for restricted stock units is uncertain in Singapore. The Singapore Tax Ruling states, among other things, that the exchange of eligible options for the grant of restricted stock units will be taxable. The taxable amount will be the difference between the market price of the underlying shares on the date of the exchange and the exercise price of the eligible options. However, since the eligible options that may be exchanged will have an exercise price which exceeds the market price of Dolby’s common stock on the date of the exchange, the taxable amount will be zero or a negative amount so no taxes will be due at the time of the exchange. The IRAS also agreed that your employer need not report the Offer to Exchange as there will be no taxable amount to report.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest, unless you are eligible for a deferral or exemption. The taxable amount will be the fair market value of the shares issued to you at vesting.

If you were exercising employment in Singapore when the restricted stock units were granted to you, even if you vest in the restricted stock units while you are outside of Singapore or after you have permanently departed from Singapore, you will be subject to income tax on the fair market value of the shares at vesting.

In addition, if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore permanently, you may be subject to tax on a “deemed vesting” basis on the restricted stock units if you cease the employment pursuant to which the restricted stock units were granted (e.g., if you are not a Singapore citizen or permanent resident, this rule could apply if you transfer employment from your employer in Singapore to another entity in the Dolby Group). In this case, you will be deemed to have vested in any outstanding restricted stock units as of the date you cease employment and the deemed income will be the fair market value of the shares at the later of one month before the date you cease employment or the date of grant of the restricted stock units. If you later vest in your restricted stock units and the actual income is lower than the deemed vesting amount, you may apply to the IRAS for a refund of the difference within six years of assessment after the “deemed vesting” rule is applied.

You may be eligible for a tax exemption or deferral pursuant to a special scheme for equity income. Please consult your personal tax advisor to determine whether any special scheme applies to your situation and whether your restricted stock units may qualify for favorable tax treatment under such a scheme.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will not be subject to tax on any gain you realize, provided you are not in the business of buying and selling securities.

Withholding and Reporting

Generally, your employer is not required to withhold or report income tax when your restricted stock units vest in the absence of a specific directive from the IRAS. However, if you are neither a Singapore citizen nor a Singapore permanent resident, different rules may apply to you and you are advised to consult with your tax advisor.

You are responsible for reporting and paying any taxes or Central Provident Fund contributions resulting from the vesting of your restricted stock units. You must file a completed Form IR8A, which is prepared by your employer, together with your annual tax return, with the IRAS. The completed Form IR8A will state the salary or benefits paid to you by your employer during the year, whether in cash or in kind. This will include the amount of any income you have realized from the vesting of your restricted stock units.

Your employer is not required to report the option exchange as there will be no taxable amount to report.

Other Information

Securities Law Information

Neither the Offer to Exchange nor the Plan have not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The restricted stock units are being granted to you pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). You should note that these restricted stock units are subject to section 257 of the SFA and you will not be able to make any subsequent sale in Singapore, or any offer to make a sale of Dolby’s common stock in Singapore, or an offer of Dolby’s common stock underlying the restricted stock units unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Director Notification Obligation

If you are a director, associate director or shadow director1 of Dolby or one of its subsidiaries in Singapore, you are subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore subsidiary in writing of an interest (e.g., eligible options, grant of restricted stock units, etc.) in Dolby or any related company within two business days of (i) disposing of such interest, (ii) any change in a previously disclosed interest (e.g., exchange of eligible options or grant of restricted stock units), or (iii) becoming a director, associate director or shadow director if such an interest exists at that time.

Insider Trading Notice

You should be aware of the Singaporean insider-trading rules, which may impact your acquisition or disposal of shares or rights to shares under the Plan. Under the Singaporean insider-trading rules, you are prohibited from acquiring or selling shares or rights to shares (e.g., restricted stock units under the Plan) when you are in possession of information that is not generally available and that you know or should know will have a material effect on the price of shares once such information is generally available.

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A shadow director is an individual who is not on the board of directors of the Singapore subsidiary but who has sufficient control so that the board of directors of the Singapore subsidiary acts in accordance with the directions or instructions of the individual.

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GUIDE TO TAX ISSUES IN SPAIN

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Spain. This summary is based on the tax laws in effect in Spain as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Spain.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent that you have not already exceeded the applicable contribution ceiling) when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting and will likely be considered compensation-in-kind subject to payment on account, and you will be charged with the payment on account. Note that you may be eligible for a tax exemption on all or part of the taxable amount at vesting if certain conditions are met. Please consult your personal tax advisor regarding the applicability of an exemption.

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Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the acquisition cost (the acquisition cost will be equal to the price paid by you, if any, plus the compensation in kind derived from vesting, whether it is tax exempt or not). You should consult your tax advisor at the time of sale to determine the appropriate acquisition cost.

Withholding and Reporting

Under current laws, if the taxable value at vesting is considered compensation-in-kind, your employer will charge the payment on account obligation to you. Such amount will be withheld by any of the means set forth in your award agreement. You will be entitled to deduct the payment on account and obtain a tax credit on your income tax obligation for this amount.

In addition, your employer is required to withhold social insurance contributions to the extent that you have not already exceeded the maximum contribution ceiling.

You are responsible for reporting the taxable income resulting from the vesting of your restricted stock units on your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

Other Information

Securities Law Information

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Offer to Exchange or the grant of the restricted stock units. Neither the Offer to Exchange nor the Plan materials have been registered with the Comisión Nacional del Mercado de Valores, and such materials do not constitute a public offering prospectus.

Exchange Control Information

You must comply with exchange control regulations in Spain. The acquisition of shares upon vesting of the restricted stock units (and subsequent sales of shares) must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness. Because you will not purchase or sell the shares through the use of a Spanish financial institution, you must make the declaration yourself by filing a form with the DGCI. Generally, the form must be filed each January while the shares are owned.

Whenever receiving foreign currency payments derived from the ownership of shares (i.e., dividends or sale proceeds) exceeding €50,000, you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of Dolby; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

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SCHEDULE P

GUIDE TO TAX ISSUES IN SWEDEN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Sweden. This summary is based on the tax laws in effect in Sweden as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Sweden.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be required to pay social insurance contributions when the new restricted stock units vest, but a general pension contribution (to the extent you have not exceeded the applicable contribution ceiling) will be collected through income tax withholding.

Sale of Shares

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When you subsequently sell any shares acquired at vesting of the restricted stock units, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. Alternatively, since Dolby’s shares are listed on an exchange (e.g., the NYSE), you may choose to be taxed on 80% of the sale proceeds.

If the sale results in a capital loss, the loss is offset against certain types of capital gains during the same year. A tax offset is allowed to the extent the loss cannot be offset against capital gains in the same year.

Withholding and Reporting

The company in whose service you first earned the right to receive the restricted stock unit is required to withhold and report income tax at vesting of the new restricted stock units on your monthly pay slip and on your annual salary statement. In most cases, this company will be your employer.

You must inform the employer, no later than the end of the month following vesting, that your restricted stock units have vested and disclose the taxable amount. You are responsible for reporting the taxable income resulting from the vesting of your restricted stock units on your annual tax return and for paying any difference between your actual tax liability and the amount withheld by your employer. You are also responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

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SCHEDULE Q

GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Taiwan.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax, but not social insurance contributions, when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will not be subject to tax on any gain you realize. However, any income you derive from the sale of your shares (i.e., income from foreign sources) will be includible as part of your basic income for purposes of calculating your AMT under the AMT regime.

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Withholding and Reporting

Your employer is required to withhold income tax by the tenth day of the month following the month of vesting, and is required to report the details of the vesting of your restricted stock units to the tax authorities annually in its withholding statement by the end of January in the year following the year of vesting. You are responsible for reporting the income and paying any difference between your actual tax liability and any amount withheld, and any tax resulting from the sale of your shares.

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SCHEDULE R

GUIDE TO TAX ISSUES IN UNITED ARAB EMIRATES

The following is a general summary of the material tax and other consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in United Arab Emirates. This summary is based on the tax laws in effect in United Arab Emirates as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in United Arab Emirates.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to UAE federal or emirate tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will not be subject to UAE federal or emirate tax when the restricted stock units vest.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you will not be subject to UAE federal or emirate tax on any gain your realize.

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Withholding and Reporting

Your employer is not required to withhold tax when your restricted stock units vest or when you subsequently sell the shares.

Other Information

Securities Law Information

The Offer to Exchange, the Plan and other incidental communication materials are intended for distribution only to eligible employees of Dolby and its subsidiaries for the employee compensatory purposes set forth in the Offer to Exchange and the Plan.

The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with the preceding statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Offer to Exchange or the Plan nor have they taken steps to verify the information set out in such documents, and have no responsibility for them.

The securities to which this disclosure relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If you do not understand the contents of the Offer to Exchange or the Plan you should consult an authorized financial adviser.

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GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units or when you sell shares acquired upon settlement of your restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in the United Kingdom.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not treated as resident and ordinarily resident in the U.K., the information contained in this summary may not be applicable to you. In addition, if you received your eligible options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and National Insurance contributions (“NICs”) when the restricted stock units vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

You will be required to pay employee NICs on the income at vesting. In addition, the restricted stock units have been granted conditioned upon you agreeing to meet any liability for employer NICs, which also become due at vesting. You must execute a joint election form prior to the time your awards vest and return the joint election form to your employer. Where you execute a joint election to transfer employer’s NICs, you will be eligible to receive tax relief for the NICs transferred with respect to the income tax liability which arises on vesting of your restricted stock units.

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Your employer will calculate the income tax and employee and employer NICs due when your restricted stock units vest and intends to account for these amounts to Her Majesty’s Revenue and Customs (“HRMC”) through the PAYE systems. Please see below for further information.

Your employer may withhold income tax and NICs from shares otherwise to be issued to you at vesting, from proceeds of the sale of shares or from your monthly salary. If, for any reason, a sufficient amount is not withheld, you are required to reimburse the income tax due to your employer within 90 days of the date of vesting. If you fail to pay your employer for the income tax due within 90 days of the vesting date, you will be deemed to have received a loan equal to the amount of income tax that your employer has paid on your behalf. The loan will be immediately due and payable and will bear interest at the then-current HMRC rate. Your employer may recover the loan from you by any of the means set forth in your restricted stock unit agreement. However, if you are a director or executive officer within the meaning of Section 13(k) of the Securities and Exchange Act of 1934, as amended, you are not eligible for a loan from Dolby. In this instance, if you do not settle all taxes within 90 days of the vesting date, the amount of any uncollected taxes may constitute a benefit to you on which additional income taxes and NICs may be payable.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the restricted stock units, you may be subject to capital gains tax. The taxable amount will be the difference between the sale price and the market value of the shares at vesting. However, you will be subject to capital gains tax in any tax year only if your capital gain exceeds your annual personal exemption.

If you acquire shares, you will need to take into account the share identification rules in calculating your capital gains tax liability. Please consult your personal tax advisor to determine how the share identification rules apply in your particular situation.

Withholding and Reporting

As described above, your employer is required to withhold income tax and NICs through the PAYE system when your restricted stock units vest. Please note that no shares will be issued or transferred to you unless you have made arrangements satisfactory to Dolby for the payment of any such tax liability. However, you are ultimately responsible for payment of any income tax and NICs due. You are responsible for paying any difference between your actual tax liability and the amount withheld.

Your employer is also required to report the details of the grant and vesting and the tax withheld in its annual returns.

In addition to your employer’s reporting obligations, you are responsible for reporting any income resulting from the vesting of your restricted stock units, the sale of your shares and the receipt of any dividends on your annual tax return. You are also responsible for paying any tax resulting from the sale of your shares and the receipt of any dividends.

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GUIDE TO TAX ISSUES IN AUSTRALIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options granted prior to and after July 1, 2009 in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees who were subject to tax in Australia during all or a part of the vesting period of the eligible options, but who are no longer working in or resident of Australia at the time of the exchange. Importantly, the Offer to Exchange is not generally available for employees in Australia. However, eligible employees who were subject to tax in Australia during all or a part of the vesting period of the eligible options, but who are no longer working in or resident in Australia at the time of the exchange, should review the disclosure below carefully. Please note that although you work in or are otherwise subject to tax in a different country, you also may be subject to tax in connection with the exchange in Australia.

This summary is based on the tax laws in effect in Australia as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new restricted stock units or when you sell shares acquired upon settlement of your new restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences in Australia and all other applicable countries of the option exchange and grant of restricted stock units.

Tax Information

Option Exchange

You may be subject to tax in Australia (at the non-resident tax rate) as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange, even if you are not working in or resident of Australia at the time of the exchange. The tax treatment depends upon the grant date of the eligible options.

Options Granted Prior to July 1, 2009

Provided you did not make an election at the time the options were granted to be taxed at grant, you will be subject to tax in Australia upon the exchange as the exchange of the eligible options for new restricted stock units amount to a “cessation time” for Australian tax purposes. In light of this tax consequence, you should consider very carefully the implications of participating in the Offer to Exchange. The amount you must include in your assessable income in the income year (i.e., the year ending June 30) in which the cessation time occurs in relation to your surrendered options will be the difference between the “market value” of the options at the cessation time and the cost base of the options. You may be entitled to apportion the taxable amount based on the proportion of time you worked in Australia over the vesting period of the eligible options.

The “market value” of your option at the cessation time will be the market value of your exchanged options as calculated in accordance with a statutory formula which takes into account the market value of the underlying shares, the exercise price and the term of the options.

Options Granted On or After July 1, 2009

You will be subject to tax in Australia upon the exchange as the exchange of the eligible unvested options for new restricted stock units amounts to a “deferred taxing point” for Australian tax purposes. In light of this tax consequence, you should consider very carefully the implications of participating in the Offer to Exchange. The amount you must include in your assessable income in the income year (i.e., the year ending June 30) in which the deferred taxing point occurs in relation to your surrendered unvested options will be the difference between the “market value” of the options at the deferred taxing point and the cost base of the options. You may be entitled to apportion the taxable amount based on the proportion of time you worked in Australia over the vesting period of the eligible options.

The “market value” of your eligible options at the deferred taxing point will be the market value of your exchanged options as calculated in accordance with a statutory formula which takes into account the market value of the underlying shares, the exercise price and the term of the options.

If your eligible options have vested prior to the exchange, the tax consequences may be different as a deferred taxing point may have already occurred. You may be subject to capital gains tax to the extent the market value of the restricted stock units you receive as part of the exchange exceeds the cost base of the options (which includes the market value of the options at the deferred taxing point). You should seek specific tax advice if you choose to exchange vested options.

Grant of Restricted Stock Units

You will not be subject to tax in Australia when the restricted stock units are granted to you (but please refer to the section above regarding tax consequences of the option exchange in Australia).

Vesting of Restricted Stock Units and Sale of Shares

Provided you are no longer working in and resident of Australia during the vesting period, you will not be subject to income tax in Australia when the restricted stock units vest or when you sell the underlying shares.

Withholding and Reporting

You are responsible for reporting on your tax return and paying any tax liability in connection with your participation in the exchange. Your employer will be required to withhold tax due on the exchange only if you have not provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”) (as applicable) to your employer or former employer, as the case may be.

However, your employer or former employer as the case may be must provide you (by no later than 14 July after the end of the year) and the Commissioner of Taxation (by no later than 14 August after the end of the year) with a statement containing certain information about your participation in the Offer to Exchange in the Australian income year when the exchange occurs, including an estimate of the market value of the exchanged options.

You will be responsible for reporting any assessable income on your tax return and paying any tax liability in connection with the exchange and any other tax liability related to your participation in the Offer to Exchange.

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GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the material federal tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees who were subject to tax in Canada during all or part of the vesting period of the eligible options, but who are no longer working in or resident of Canada at the time of the exchange. Importantly, the Offer to Exchange is not generally available for employees in Canada. However, eligible employees who were subject to tax in Canada during all or a part of the vesting period of the eligible options, but who are no longer working in or resident of Canada, should review the disclosure below carefully. If you received your eligible options when you resided in or were otherwise subject to tax in Canada, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the new restricted stock units granted pursuant to the offer in Canada, as well as in the new country.

This summary is based on the federal tax laws in effect in Canada as of July 2012. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. In particular, you should note that, although most provinces use the same definitions of income and taxable income as are used at the federal level, Quebec imposes its own income tax through comprehensive tax legislation. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the restricted stock units, or when you sell shares acquired upon vesting of the restricted stock units. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of restricted stock units in Canada and all other applicable countries.

Tax Information

The following is a general summary of the material Canadian federal tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units pursuant to the Offer to Exchange for eligible employees that were subject to tax in Canada, either because they worked in or were residents of Canada, and that are now no longer resident or working in Canada.

Option Exchange

You will be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units pursuant to the Offer to Exchange. In light of this tax consequence, you should consider very carefully the implications of participating in the Offer to Exchange.

You will be subject to income tax and Canada Pension Plan (“CPP”) or Quebec Pension Plan (“QPP”) contributions (to the extent you have not already reached the applicable contribution ceiling) upon the exchange of eligible options for the grant of restricted stock units. The taxable amount will be based on the value of the restricted stock units at the time of the exchange. However, because your eligible options likely qualify for favorable tax treatment in Canada, you

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may be entitled to deduct one-half of this amount when computing the taxable income. Your eligible options will qualify for favorable tax treatment if (i) the exercise price is equal to or greater than the fair market value of the shares at the time the options were granted, and (ii) the shares underlying the options are considered “prescribed” shares, which are generally common shares with no buyback provisions.

If you elect to participate in the exchange, Dolby will determine the taxable amount due in relation to the exchange for tax withholding and reporting purposes. For the purpose of determining the value of the restricted stock units, Dolby will use standard valuation techniques, with which the Canada Revenue Agency (the “CRA”) may or may not agree.

Please note that, if you terminate employment before the new restricted stock units vest and, therefore, the restricted stock units are forfeited, you likely will not be entitled to a refund of the amount on which you paid tax at the time of the exchange. However, you should realize a capital loss from the disposition of your right to receive the restricted stock units and should be able to offset one-half of this loss against any capital gain realized in the same year, the preceding three years or any subsequent year. Since you will not have any proceeds of disposition, the amount of your capital loss should be the value of the restricted stock units at the time of the exchange, which is considered your cost of receiving the right to the restricted stock units. Since you likely will no longer be subject to tax in Canada at that time if you are no longer working in or resident of Canada, any capital loss you incur may not be of any benefit to you from a Canadian tax viewpoint.

You should note that if you do not participate in the Offer to Exchange, then when you exercise your eligible options you also may qualify for favorable tax treatment in Canada, provided the conditions mentioned above are met. If this is the case, you would be able to exclude one-half of the income you realize upon exercise of your eligible options (i.e., one-half of the difference between the exercise price and the fair market value of the shares at exercise) from taxation.

No such favorable tax treatment is applicable to restricted stock units. Therefore, before you decide to participate in the offer, you should carefully consider the difference between how options and restricted stock units are taxed in Canada, as well as the fact that you will be subject to tax at the time of the exchange if you choose to participate as described above.

If you were a resident of the United States at any point after the options were granted until you exchanged them, the Canada-US income tax treaty generally provides that the taxable amount on the exchange will be adjusted to an amount equal to the taxable amount multiplied by a fraction, the denominator of which is the number of days in the period that begins on the day the options were granted and that ends on the day the options were exchanged, and the numerator of which is the number of days during that period that your principal place of work was in Canada. Thus, if the period from option grant to option exchange was 500 days and you were principally working in Canada for only 100 days in that period, your taxable amount in Canada would be only one-fifth of the taxable amount otherwise determined.

Vesting of Restricted Stock Units and Sale of Shares

Provided you are no longer working in or resident of Canada during the vesting period, you should not be taxed in Canada when the restricted stock units vest or when you sell the underlying shares.

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Withholding and Reporting

Your employer, or former employer, as the case may be, will withhold income tax and CPP (or QPP) contributions (to the extent you have not exceeded the applicable contribution ceiling) at the time of the exchange, and report the income recognized at the time of the exchange, as well as its election not to deduct any amount in respect of the exchange in Canada, to the CRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February of the year following the year in which the taxable event occurs (i.e., the year of the exchange). However, you are responsible for reporting and paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any tax resulting from the sale of shares.

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